Exhibit 99.2

American Ref-Fuel Holdings Corp.
and Subsidiaries

Consolidated Financial Statements
As of December 31, 2004 and 2003, and for the year ended
December 31, 2004, the period from December 12, 2003 through
December 31, 2003, and the period from January 1, 2003 through
December 12, 2003 and the year ended December 31, 2002

American Ref-Fuel Holdings Corp. and Subsidiaries
Index to Consolidated Financial Statements

Page(s)
Reports of Independent Registered Public Accounting Firms	1-3

Consolidated Balance Sheets	4

Consolidated Statements of Operations and Comprehensive Income	5

Consolidated Statements of Stockholders’ Equity	6

Consolidated Statements of Cash Flows	7

Notes to Consolidated Financial Statements	8-35

Report of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders of
American Ref-Fuel Holdings Corp. and Subsidiaries:

In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations and comprehensive income, stockholders’ equity and cash flows present fairly, in all material respects, the financial position of American Ref-Fuel Holdings Corp. and Subsidiaries (the “Company”) at December 31, 2004 and 2003, and the results of their operations and their cash flows for the year ended December 31, 2004 and the period from December 12, 2003 through December 31, 2003 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers LLP
Florham Park, NJ
March 15, 2005

Report of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders of
American Ref-Fuel Holdings Corp. and Subsidiaries:

In our opinion, the accompanying consolidated statement of operations and comprehensive income, of stockholders’ equity and of cash flows for the period January 1, 2003 through December 12, 2003 present fairly, in all material respects, the results of operations and cash flows of American Ref-Fuel Holdings Corp. and Subsidiaries (the “Company”), in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers LLP
Florham Park, NJ
June 30, 2004

          Report of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders
American Ref-Fuel Holdings Corp.:

We have audited the accompanying consolidated statements of operations and comprehensive income, stockholders’ equity and cash flows of American Ref-Fuel Holdings Corp. and subsidiaries for the year ended December 31, 2002. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit. We did not audit the consolidated financial statements of Ref-Fuel Holdings LLC (a 50-percent owned investee company). The Company’s equity in earnings of Ref-Fuel Holdings LLC was approximately $52.9 million for the year ended December 31, 2002. The consolidated financial statements of Ref-Fuel Holdings LLC were audited by other auditors whose report has been furnished to us, and our opinion, insofar as it relates to the amounts included for Ref-Fuel Holdings LLC, is based solely on the report of the other auditors.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit and the report of the other auditors provide a reasonable basis for our opinion.

In our opinion, based on our audit and the report of the other auditors, the consolidated financial statements referred to above present fairly, in all material respects, the results of operations and cash flows of American Ref-Fuel Holdings Corp. and subsidiaries for the year ended December 31, 2002, in conformity with U.S. generally accepted accounting principles.

/s/ KPMG LLP
Short Hills, New Jersey

April 11, 2003, except for the reclassifications
described in the second and sixth paragraphs of
Note 4, which are as of June 24, 2004

American Ref-Fuel Holdings Corp. and Subsidiaries

Consolidated Balance Sheets (Dollars in Thousands)

	December 31,
	2004	2003
Assets
Current assets:
Cash and cash equivalents	$88,945	$17,537
Restricted cash and cash equivalents	73,103	—
Receivables, net of allowance of $1,491 and $954	72,027	94
Income tax receivable	4,338	3,760
Prepaid expenses and other current assets	12,846	907
Assets of business held for sale	—	184,521

Total current assets	251,259	206,819

Restricted cash and cash equivalents	90,971	—
Property, plant and equipment, net	1,187,178	—
Intangible assets, net	542,877	10,383
Goodwill	123,984	—
Equity investments	—	488,002
Other assets	4,806	237

Total assets	$2,201,075	$705,441

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and accrued liabilities	$48,879	$7,539
Deferred income taxes	—	4,012
Current portion of long-term debt	87,184	—
Accrued interest	22,115	2,527
Liabilities of businesses held for sale	—	141,273

Total current liabilities	158,178	155,351

Long-term debt, less current portion	1,383,829	308,179
Deferred income taxes	149,419	116,875
Other liabilities	224,649	133

Total liabilities	1,916,075	580,538

Commitments and contingencies (Note 19 )

Minority interest in consolidated subsidiary	742	—

Stockholders’ equity:
Common stock, Class A, 263,987 of $0.001 par value issued in 2004 and 1,000 of $0.01 issued in 2003	1	1
Additional paid-in capital	300,306	123,908
Retained earnings	(16,049)	994

Total stockholders’ equity	284,258	124,903

Total liabilities and stockholders’ equity	$2,201,075	$705,441

The accompanying notes are an integral part of these consolidated financial statements.

American Ref-Fuel Holdings Corp. and Subsidiaries

Consolidated Statements of Operations and Comprehensive Income (In Thousands)

		December 12, 2003
	Year Ended	to December 31,	January 1, 2003 to	Year Ended December
	December 31, 2004	2003	December 12, 2003	31, 2002
Revenues
Waste disposal and related services	$194,950	$—	$—	$—
Energy	93,188	—	—	—
Other	10,506	—	—	—

Total net revenues	298,644	—	—	—

Expenses
Operating	116,089	—	—	—
Depreciation and amortization	45,154	4	258	281
General and administrative	30,216	358	4,634	7,548
Transaction costs related to MSW Merger	—	—	16,600	—
Loss on asset retirements	1,765	—	—	—

Total operating costs and expenses	193,224	362	21,492	7,829

Operating income	105,420	(362)	(21,492)	(7,829)

Interest income	2,967	133	519	616
Interest expense	(69,219)	(2,677)	(10,651)	(12,202)
Loss on extinguishment of debt	—	—	(1,655)	—
Equity in net earnings of unconsolidated subsidiaries	6,148	3,969	50,204	52,898
Minority interest in net income of subsidiaries	(12,283)	—	—	—
Other, net	303	—	3,278	2,020

Income before income taxes	33,336	1,063	20,203	35,503
Provision for income taxes	17,818	498	12,362	15,639

Income from continuing operations	15,518	565	7,841	19,864

Discontinued operations:
Income from discontinued operations net of income tax expense of $5,373, $382, $3,310 and $418, respectively	5,589	429	2,888	2,612
Loss on disposal of discontinued operations, net of income tax benefit of $0, $0, $0, $(3,238), respectively	—	—	—	(10,427)

Income (loss) from discontinued operations	5,589	429	2,888	(7,815)

Net income	21,107	994	10,729	12,049
Other comprehensive (loss) income	(211)	—	—	502

Comprehensive income	$20,896	$994	$10,729	$12,551

The accompanying notes are an integral part of these consolidated financial statements.

American Ref-Fuel Holdings Corp. and Subsidiaries

Consolidated Statements of Stockholders’ Equity (In Thousands)

	Participating				Accumulated
	Convertible	Common Stock –	Additional paid-in		comprehensive income		Deferred	Total stockholders’
	Preferred Stock	Class A	capital	Retained earnings	(loss)	Treasury Stock	compensation plan	equity
Balance at January 1, 2002 (Predecessor)	$70,955	$18	$3,982	$36,123	$(502)	$—	$—	$110,576
Modification of stock options	—	—	2,589	—	—	—	—	2,589
Exercise of stock options	—	—	194	—	—	(194)	—	—
Shares received for taxes on stock options	—	—	—	—	—	(32)	—	(32)
Stock contributed to deferred compensation plan	—	—	2,160	—	—	—	(2,160)	—
Comprehensive income	—	—	—	12,049	502	—	—	12,551

Balance at December 31, 2002	70,955	18	8,925	48,172	—	(226)	(2,160)	125,684

Acceleration of stock option vesting	—	—	713	—	—	—	—	713
Exercise of stock options	—	4	2,389	—	—	(726)	—	1,667
Shares received for taxes on stock options	—	—	—	—	—	(108)	—	(108)
Stock contributed to deferred compensation plan	—	—	6,976	—	—	—	(6,976)	—
Comprehensive income	—	—	—	10,729	—	—	—	10,729

Equity prior to the MSW Transaction (Predecessor)	$70,955	$22	$19,003	$58,901	$—	$(1,060)	$(9,136)	$138,685

Balance at December 12, 2003	$—	$1	$123,908	$—	$—	$—	$—	$123,909
Comprehensive income	—	—	—	994	—	—	—	994

Balance at December 31, 2003	—	1	123,908	994	—	—	—	124,903

Unrealized gain on investment from the consolidation of Ref-Fuel Holdings	—	—	—	—	211	—	—	211
Contribution of Senior Notes	—	—	40,000	—	—	—	—	40,000
Equity contributed in the August 31 Transactions	—	—	136,398	—	—	—	—	136,398
Comprehensive income	—	—	—	21,107	(211)	—	—	20,896
Dividends paid	—	—	—	(38,150)	—	—	—	(38,150)

Balance at December 31,2004	$—	$1	$300,306	$(16,049)	$—	$—	$—	$284,258

The accompanying notes are an integral part of these consolidated financial statements.

American Ref-Fuel Holdings Corp. and Subsidiaries

Consolidated Statements of Cash Flows (Dollars in Thousands)

		December 12, 2003
	Year Ended	to December 31,	January 1, 2003 to	Year Ended December
	December 31, 2004	2003	December 12, 2003	31, 2002
Cash flows from operating activities
Net income	$21,107	$994	$10,729	$12,049
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	69,239	174	17,329	21,254
Deferred income taxes	18,895	712	11,932	8,834
Revenue contract levelization	15,163	—	—	—
Interest on loss contracts	1,410	—	—	—
Reversal of provision for accounts receivable	—	—	(664)	(5,028)
Noncash compensation charge for altering options	—	—	713	2,192
Accrued interest added to principal on note	—	—	5,350	4,800
Loss (gain) on asset retirements	1,765	—	(414)	369
Loss on sale of subsidiary	—	—	—	13,665
Earnings from equity investments	(6,148)	(3,969)	(50,802)	(53,347)
Distributions from equity investments	31,500	—	36,791	47,555
Loss on refinancing and extinguishment of debt	—	—	1,655	19,050
Minority interests in net income (loss) of subsidiaries	12,283	(454)	3,043	4,683
Changes in assets and liabilities:
Receivables	901	(3,204)	6,997	(401)
Prepaid expenses and other current assets	(1,844)	83	374	249
Other long-term assets	4,466	—	—	—
Accounts payable, and other current liabilities	(3,561)	(1,310)	2,693	1,660
Income taxes payable	(10,017)	880	3,132	(352)
Accrued interest	(3,659)	2,983	(135)	(1,863)
Other accrued liabilities	2,730	16	(3,942)	306

Net cash provided by (used in) operating activities	154,230	(3,095)	44,781	75,675

Cash flows from investing activities:
Capital expenditures	(13,047)	—	(1,049)	(4,381)
Payments (to) from restricted cash investments	(18,308)	6,046	(5,327)	328
Proceeds from sale of subsidiaries	42,508	(5,498)	—	(19,046)
Proceeds from sale of interest in note receivable	—	—	425	—
Proceeds from sale of equipment	50	—	68	249
Payments for intangible assets	(2,055)	—	(26)	(5,158)
Cash from the consolidation of unconsolidated subsidiary	40,238	—	—	—
Acquisitions, net of cash acquired	7,678	—	—	(12,617)

Net cash provided by (used in) investing activities	57,064	548	(5,909)	(40,625)

Cash flows from financing activities:
Proceeds from long-term debt	—	310,000	—	162,300
Payments on long-term debt	(100,244)	(1,821)	(143,132)	(138,212)
Payment of debt issuance costs	—	(9,216)	(363)	(3,927)
Distributions to minority shareholders in consolidated subsidiaries	(1,492)	—	(955)	(1,575)
Dividends paid	(38,150)	—	—	—
Capital contributions	—	123,909	—	—
Exercise of stock options and warrants	—	—	1,667	—
Advance from MSW Merger	—	—	32,686	—
Payments pursuant to MSW Merger	—	(408,657)	—	—

Net cash (used in) provided by financing activities	(139,886)	14,215	(110,097)	18,586

Net change in cash and cash equivalents	71,408	11,668	(71,225)	53,636
Cash and cash equivalents at beginning of period	17,537	5,869	77,094	23,458

Cash and cash equivalents at end of period	$88,945	$17,537	$5,869	$77,094

The accompanying notes are an integral part of these consolidated financial statements.

American Ref-Fuel Holdings Corp. and Subsidiaries

Notes to Consolidated Financial Statements

1.	Organization and Basis of Presentation

American Ref-Fuel Holdings Corp. (Holdings Corp.), formerly known as United American Energy Holdings Corp., and subsidiaries (collectively, the Company) is engaged in the business of acquiring, developing, owning and managing waste and energy-related businesses in the United States. The Company has had investments in and/or manages waste-to-energy facilities, transfer stations, landfills, electric-generating facilities and steam cogeneration facilities.

Prior to the MSW Transaction on December 12, 2003, as defined and described in Note 3, the Company primarily derived its revenue from: (i) the sale of electrical energy and capacity, thermal energy and waste disposal services; (ii) earnings on equity investments; and (iii) providing operation and management services to various energy businesses for fixed and variable fees. Following the MSW Transaction, the Company sold several of its operating subsidiaries to a wholly-owned subsidiary of Delta Power Company, LLC (Delta) on December 15, 2003. As of December 31, 2003, the Company had a 50% equity ownership in Ref-Fuel Holdings LLC (Ref-Fuel Holdings), through its ownership of MSW Energy Holdings II LLC (MSW Energy Holdings II), and 100% ownership of UAE Mecklenburg Cogeneration LP, a coal-fired facility in Clarksville, VA (the Mecklenburg Facility). The Company sold the Mecklenburg Facility on August 18, 2004 (see Note 4). As a result of these transactions, the Company’s primary business is the ownership, operation and development of waste-to-energy facilities.

On April 30, 2004, the Company entered into a series of transactions (Equalization Transactions) which changed its ownership structure. As a result, Holdings Corp. is now owned 60% by affiliates of Credit Suisse First Boston Private Equity, Inc. (CSFB Private Equity), and 40% by entities managed by AIG Global Investment Corp. (AIGGIC) (collectively, the Control Group).

Also as a result of the Equalization Transactions, the Company acquired a 0.01% ownership interest in and was named the managing member of MSW Energy Holdings LLC (MSW Energy Holdings), which holds a 49.8% membership interest in Ref-Fuel Holdings. After the Equalization Transactions, MSW Energy Holdings was owned 60% by MSW Acquisition LLC, an affiliate of CSFB Private Equity, and 39.99% by entities managed by AIGGIC.

As a result of the Equalization Transactions, the Company gained effective control of the operations of Ref-Fuel Holdings, as 99.8% of the interests in Ref-Fuel Holdings were owned by the Control Group as of April 30, 2004. Accordingly, the Company began consolidating Ref-Fuel Holdings and MSW Energy Holdings results of operations, cash flows and balance sheets as of April 30, 2004.

On August 31, 2004, the Company and certain investment funds affiliated with CSFB Private Equity and certain funds managed by AIGGIC effected a series of transactions that resulted in Holdings Corp. becoming the direct and indirect parent of MSW Energy Holdings (the August 31 Transactions) (see Note 6).

American Ref-Fuel Company LLC (American Ref-Fuel, ARC, or ARC LLC), a wholly-owned subsidiary of Ref-Fuel Holdings, owns partnerships that develop, own and operate waste-to-energy facilities, which combust municipal solid waste and produce energy in the form of electricity and steam. Through such partnerships, American Ref-Fuel owns or controls six waste-to-energy facilities located in the northeastern United States (the ARC operating facilities). The subsidiaries of American Ref-Fuel that operate the ARC operating facilities (the ARC operating companies) derive revenue principally from disposal or tipping fees received for accepting waste and from the sale of electricity and steam produced by those facilities. ARC subsidiaries include: (a) American Ref-Fuel Company (Ref-Fuel Management); (b) TransRiver Marketing Company, L.P. (TransRiver); (c) American Ref-Fuel Company of Hempstead (Hempstead); (d) American Ref-Fuel Company of Essex County (Essex); (e) American Ref-Fuel Company of Southeastern Connecticut (Seconn); (f) American Ref-Fuel Company of Niagara, L.P. (Niagara); (g) American Ref-Fuel Company of Semass, L.P. (Ref-Fuel Semass); (h) American Ref-Fuel Operations of Semass, L.P. (Semass Operator); and (i) American Ref-Fuel Company of Delaware Valley, L.P. (Delaware Valley) (collectively referred to as the American Ref-Fuel Partnerships).

American Ref-Fuel Holdings Corp. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

2.	Summary of significant accounting policies

Principles of consolidation

The accompanying consolidated financial statements include the accounts of Holdings Corp., its wholly-owned subsidiaries including MSW Energy Holdings LLC and MSW Energy Holdings II LLC, and Ref-Fuel Holdings. Prior to the Equalization Transactions, the Company’s investment in Ref-Fuel Holdings was accounted for using the equity method of accounting. As a result of the Equalization Transactions and the associated acquisition of MSW Energy Holdings, the Company has effective control of Ref-Fuel Holdings and MSW Energy Holdings and as of April 30, 2004, is consolidating their results of operations, cash flows, and balance sheets. All significant intercompany transactions and balances have been eliminated in consolidation. The minority interests shown relate to Duke’s 0.2% interest in Ref-Fuel Holdings and, for the period from April 30, 2004 through August 31, 2004, the 99.99% nonmanaging interests in MSW Energy Holdings.

Reclassifications

Certain reclassifications have been made to the prior years to conform to the current years’ presentation.

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management of the Company to make estimates and assumptions that affect the (a) reported amounts of assets and liabilities at the date of the financial statements; (b) disclosures of contingent assets and liabilities at the date of the financial statements; and (c) the reported amounts of revenues and expenses recognized during the reporting period. Significant estimates include the estimated lives of long-lived assets, allowances for doubtful accounts receivable, estimated useful lives and fair value adjustments of net tangible and intangible assets, liabilities for self-insurance and certain landfill liabilities. Such estimates may be subsequently revised as necessary when additional information becomes available. Actual results could differ from those estimates.

Cash and cash equivalents

Cash and cash equivalents include cash balances and unrestricted short-term investments with original maturities of three months or less.

Restricted cash and cash equivalents

The Company is required to maintain cash and investment balances that are restricted by provisions of its debt, operational or lease agreements, and obligations under the Duke Agreement, as described below. These amounts are held by financial institutions in order to comply with contractual provisions requiring such reserves.

Restricted cash and investments are invested in accounts earning market rates; therefore, the carrying value approximates fair value. Restricted cash and investments are excluded from cash and cash equivalents in the accompanying financial statements, and changes in these assets are characterized as investing activities in the consolidated statements of cash flows. Restricted cash and investments include certain investments stated at amortized cost, which approximates market, including debt securities that are classified as “held-to-maturity” as the Company has the intent and ability to hold the securities to maturity. The Company accounts for marketable securities in accordance with Statement of Financial Accounting Standards (SFAS) No. 115, Accounting for Certain Investments in Debt and Equity Securities. Under the provisions of this statement, investments that are classified as available-for-sale are marked to market with unrealized gains and losses reported as a component of other comprehensive income. The Company’s only investment classified as available-for-sale was sold during 2004.

American Ref-Fuel Holdings Corp. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

Fair value of financial instruments

Unless disclosed otherwise, all other financial instruments of the Company are stated at cost, which management believes approximates fair market value.

Property, plant and equipment

Property, plant and equipment are stated at cost. The Company provides for depreciation of its assets using the straight-line method over the estimated useful lives.

Routine repairs and maintenance are charged against current operations. Expenditures that increase value, increase capacity or extend useful lives are capitalized.

When property and equipment are retired, sold, or otherwise disposed of, the cost, net of accumulated depreciation, is removed from the accounts and any resulting gain or loss is included in operating income for the period.

The Company maintains a supply of various spare parts integral to its operations. Certain spare parts that are not expected to be used within the upcoming year have been classified as long-term spare parts inventory within property, plant and equipment.

Landfill costs, including original acquisition cost and incurred construction costs, are amortized over the estimated capacity of the landfill based on a per-unit basis as landfill space is consumed.

In accordance with SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, management periodically reviews long-lived assets and intangibles whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If factors indicate that an asset should be evaluated for possible impairment, management compares estimated undiscounted future operating cash flows associated with the asset to its carrying amount. If the carrying amount of the asset is greater than undiscounted future operating cash flows, an impairment loss is calculated and recognized. The effect of any impairment would be to expense the difference between the fair value of such asset and its carrying value.

Goodwill

Goodwill represents the total consideration paid in excess of the fair value of the net tangible and identifiable intangible assets acquired and the liabilities assumed. In accordance with the provisions of SFAS No. 142, Goodwill and Other Intangible Assets, the Company performs an annual fair value test of its recorded goodwill for its reporting units using a discounted cash flows approach. As of December 31, 2004, the Company’s estimate of the fair value indicated no impairment of goodwill in its annual assessment.

Intangible assets

Energy contract intangibles represent the amount by which the contract rates in long-term energy sales contracts held by certain subsidiaries of the Company exceeded fair value on the dates that these subsidiaries were acquired. These contract-related intangibles are amortized into income as a reduction of energy revenues on a straight-line basis over the remaining terms of the applicable contracts, which range from five to fifteen years.

Waste contract intangibles represent the amount by which the contract rates in long-term waste sales contracts held by Hempstead exceeded fair value on the dates that the partnership was acquired. These contract-related intangibles are being amortized into income as a reduction of waste revenues on a straight-line basis through 2009, the term of the applicable contracts.

American Ref-Fuel Holdings Corp. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

The Company has intangible assets relating to Nitrous Oxide (NOx) emission allowances. These assets have indefinite lives and, as such, are not amortized. Consistent with all the Company’s intangible assets, these are reviewed under the provisions of SFAS No. 142 for potential impairment on an annual basis.

Deferred financing costs represent certain capitalizable costs incurred by the Company to finance its long-term debt obligations. These costs are amortized to interest expense over the life of the related debt using the effective interest method.

Equity method investment

Investments are accounted for using the equity method of accounting if the investment gives the Company the ability to exercise significant influence, but not control, over an investee. Significant influence is generally deemed to exist if the Company has an ownership interest in the voting stock of the investee of between 20% and 50%, although other factors, such as representation on the investee’s board of directors, are considered in determining whether the equity method of accounting is appropriate.

The Company’s investment in Ref-Fuel Holdings was accounted for using the equity method of accounting prior to the Equalization Transactions. As a result, the accompanying consolidated results of operations include the Company’s share of net earnings in “Equity in net earnings of Ref-Fuel Holdings” for the period up to April 30, 2004, the periods from December 12, 2003 through December 31, 2003 and January 1, 2003 through December 12, 2003, and the year ended December 31, 2002.

Income Taxes

The Company accounts for income taxes under the assets and liability method. The provision for income taxes includes deferred income taxes resulting from items reported in different periods for income tax and financial statement purposes. Deferred income tax assets and liabilities represent the expected future tax consequences of the differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. The effects of changes in tax rates on deferred income tax assets and liabilities are recognized in the period that includes the enactment date. A valuation allowance is provided when necessary to reduce deferred tax assets to amounts expected to be realized.

Other liabilities

Other current and other long-term liabilities primarily consist of (a) fair value adjustments related to certain operating leases and long-term waste contracts acquired by the Company; (b) deferred revenue; (c) accruals for certain long-term incentive plans; (d) energy contract levelization (see Notes 10 and 14); and (e) the Duke Agreement, as defined below.

The fair value adjustment related to the operating lease represents the amount by which future rent payments on the Delaware Valley facility lease exceeded the fair market value of that facility as of the acquisition dates. This amount is being amortized as a decrease in facility rent expense on a straight-line basis through 2016, the end of the associated lease.

The fair value adjustment related to the acquired long-term waste contracts represents the amount by which the fair value of long-term waste sales contracts held by Ref-Fuel Semass and Essex exceeded the contract rates on the dates that the partnerships were acquired. These costs are being amortized as an increase to waste disposal revenues using the straight-line method over the term of the applicable contracts.

Landfill closure and postclosure costs are also included in other long-term liabilities. The Company accrues landfill closure and postclosure costs as the remaining permitted space of the landfill is consumed over the expected life cycle of the landfill. Landfill retirement costs arising from post-closure obligations, are capitalized as part of the landfill asset, are being amortized consistent with the landfill’s current estimated life.

American Ref-Fuel Holdings Corp. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

Landfill retirement costs arising from final capping obligations are being amortized on a units-of-consumption basis over the estimated number of tons of waste that each final capping event covers.

The Company is accounting for the long-term power contracts at Ref-Fuel Semass in accordance with Emerging Issues Task Force (EITF) Issues 91-6, Revenue Recognition of Long-Term Power Sales Contracts, and 96-17, Revenue Recognition under Long-Term Power Sales Contracts That Contain both Fixed and Variable Pricing Terms, which require the Company to recognize power revenues under these contracts as the lesser of (a) amounts billable under the respective contracts; or (b) an amount determinable by the kilowatt hours made available during the period multiplied by the estimated average revenue per kilowatt hour over the term of the contract. The determination of the lesser amount is to be made annually based on the cumulative amounts that would have been recognized had each method been applied consistently from the beginning of the contract. The difference between the amount billed and the amount recognized is included in other long-term liabilities.

In June, 2003, MSW Energy Holdings acquired their 49.8% interest from an affiliate of Duke Energy Corporation (Duke). In conjunction with the acquisition, they entered into an agreement with Duke Capital Corporation (Duke Capital), an affiliate of Duke (the Duke Agreement) under which MSW Energy Holdings agreed to pay Duke Capital certain future fees in exchange for Duke Capital’s agreement to remain obligated under an existing support agreement related to Ref-Fuel Holdings. The fees payable to Duke Capital escalate over time and a portion of such fees are to be deposited into a restricted account for the benefit of Duke Capital. The Company is in compliance with all of its obligations under this agreement. The present value of the obligation under the Duke Agreement is included in other current and long-term liabilities.

Revenue Recognition

The Company recognizes revenue from two major sources: waste disposal services and energy production. Revenue from waste disposal services is recognized as waste is received, and revenue from energy production is recognized as the energy is delivered.

Concentration of Credit Risk

The Company invests excess cash and funds held in trust in bank deposit accounts, government securities, commercial paper, certificates of deposit and money market investments with a limited number of financial institutions.

The Company has exposure to credit risk in accounts receivable as the Company disposes of waste for and sells energy to a limited number of customers. The Company maintains adequate reserves for potential credit losses. Furthermore, these and other customers are primarily located in the northeastern region of the United States of America.

Unamortized Debt Premium

Unamortized debt premium represents the amount by which the fair value of the Company’s debt exceeded par value on the dates that the debt was acquired. These amounts are amortized to interest expense over the life of the related debt using the effective interest method.

Stock-Based Compensation

The Company has adopted the disclosure-only provisions of SFAS No. 123, Accounting for Stock-Based Compensation, (FAS 123) as amended by SFAS No. 148, Accounting for Stock-Based Compensation – Transition and Disclosure – an Amendment of FAS No. 123, concerning certain transition and disclosure provisions, but applies the intrinsic value recognition provisions of Accounting Principles Board Opinion No.

American Ref-Fuel Holdings Corp. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

25, Accounting for Stock Issued to Employees, and related interpretations in accounting for stock-based compensation plans of the Company.

Interest Rate Risk Management and Derivatives

The Company has limited involvement with derivative financial instruments and does not use them for trading or speculative purposes. The Company had a derivative financial instrument, designated a cash flow hedge, outstanding from January 2001 through December 2002, which was marked to market through other comprehensive income. There were no derivative instruments outstanding as of December 31, 2003 and December 31, 2004.

Push-Down Accounting

On December 12, 2003, MSW Merger LLC (MSW Merger), an affiliate of CSFB Private Equity, merged with and into Holdings Corp. which continues as the surviving company in the merger (Merger). As a result of this transaction, the Company’s assets and liabilities, including the investment in Ref-Fuel Holdings, were revalued to reflect their fair value on the date of acquisition. The value of the assets sold to Delta were determined based on the actual sale price of those assets on December 15, 2003, and the value of the Mecklenburg Project was determined based upon the expected proceeds from its sale.

Upon consummation of the Merger and taking into account the June 30, 2003 acquisition of membership interest in Ref-Fuel Holdings, the Control Group owns, directly and indirectly, 99.8% of the membership interests in Ref-Fuel Holdings (and exercises voting power with respect to the remaining 0.2% interest). EITF Topic D-97, Push-Down Accounting, requires that Ref-Fuel Holdings’ financial statements reflect this change in ownership. Accordingly, the aggregate excess of purchase price over the net assets acquired by the MSW Energy Holdings on June 30, 2003 was pushed-down to Ref-Fuel Holdings and its subsidiaries on December 12, 2003 as a result of the Merger. The value assigned reflects the excess of the purchase price paid over the equity of Ref-Fuel Holdings on the acquisition date which has been allocated to the Company’s proportionate share of the fair value of the assets acquired and liabilities assumed, based on an independent valuation of Ref-Fuel Holdings (see Note 5).

Risks and Uncertainties

The Company’s operations involve a number of significant risks and uncertainties. Factors that could affect its future operating results and cause actual results to vary materially from expectations and adversely affect the Company’s financial condition and prevent it from fulfilling its obligations, include but are not limited to, the Company’s dependency on the operations of the ARC operating companies and the Company’s substantial indebtedness.

3.	Business Combinations

Merger with MSW Merger LLC

On December 12, 2003, Holdings Corp. completed a merger with MSW Merger, a Delaware limited liability company, pursuant to an agreement and plan of merger dated August 22, 2003 with Holdings Corp. becoming the surviving entity (the MSW Transaction). MSW Merger was owned by several investment funds affiliated with CSFB Private Equity. MSW Merger paid approximately $392 million to acquire the outstanding capital stock of the Company and to extinguish certain Company level debt. Additionally, MSW Merger incurred various costs associated with the merger with the Company and retained certain funded amounts to be retained as working capital by the Company.

American Ref-Fuel Holdings Corp. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

MSW Merger funded the merger with Holdings Corp. through the net proceeds from $225 million in Senior Secured Notes due 2010 issued by MSW Energy Holdings II prior to the Merger, together with loans and capital contributions from the members of MSW Merger of $209 million (see Note 11).

The accompanying consolidated financial statements include the assets, liabilities and results of operations of MSW Merger and its wholly-owned subsidiaries since their inception, on December 12, 2003. The accompanying consolidated financial statements beginning on December 12, 2003 reflect the acquisition basis of MSW Merger in acquiring the outstanding equity of the Company on such date. The purchase price for MSW Merger’s acquisition of the Company was assigned to the fair value of the underlying assets and liabilities of the Company. Financial statements for periods before December 12, 2003 are referred to as Predecessor.

The stockholders’ equity of the Company acquired by the members of MSW Merger through consummation of the merger was approximately $138.7 million. The excess purchase price has been allocated to the Company’s proportionate share of the fair value of the assets acquired and liabilities assumed, based on an independent valuation of Ref-Fuel Holdings, the purchase price for the assets sold to Delta, and the expected purchase price of the Mecklenburg Facility. The amounts allocated to fixed and intangible assets are amortized using the straight-line method over the estimated useful lives of the underlying assets or obligations ranging from ten to twenty years.

A summary of the allocation of purchase price to the fair value of the assets acquired and liabilities assumed by the Company was as follows (in thousands):

Equity of the Company acquired	$138,685
Investment in Ref-fuel Holdings	308,627
Advance from MSW Merger	32,686
Fixed assets and other adjustments, net	(12,281)
Identifiable intangible assets	20,785
Other long-term assets	(2,817)
Deferred income taxes	(70,592)
Other liabilities	(6,436)

Purchase price subject to allocation	$408,657

During 2004, the Company finalized the purchase accounting that was applied to this transaction. As a result, the following details the changes to the allocated purchase price during 2004 (in thousands):

Intangible Assets	$(4,009)
Investment in Ref-fuel Holdings	5,018
Deferred Taxes	919

Finalization of purchase accounting	$1,928

4.	Discontinued Operations

Mecklenburg Transaction. MSW Merger entered into a Stock Purchase Agreement with an affiliate of Delta on September 24, 2003 that would have resulted in the sale of the Company’s interest in the Mecklenburg Facility to Delta’s affiliate for approximately $42.5 million.

Upon the MSW Transaction, the Company’s investment in the Mecklenburg Facility was increased to its fair value reflecting the proposed sale to an affiliate of Delta. Consistent with the guidance in SFAS No. 144, the Company is accounting for the sale of its interests in the Mecklenburg Facility as a disposal of a component of the business and has reclassified its consolidated statements of operations to reflect the Mecklenburg Facility as discontinued operations for all periods presented. The assets and liabilities of the Mecklenburg Facility

American Ref-Fuel Holdings Corp. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

included in the accompanying consolidated balance sheets as of December 31, 2003 as assets and liabilities of discontinued operations were as follows (in thousands):

Restricted cash and cash equivalents	$11,997
Accounts receivable, net	8,975
Materials and supplies	3,015
Other current assets	554
Property, plant & equipment, net	43,533
Intangible assets, net	114,842
Deferred charges and other noncurrent assets	1,605

Assets of discontinued operations	$184,521

Accounts payable and accrued expenses	$2,256
Accrued interest	2,057
Long-term debt	136,900
Other noncurrent liabilities	60

Liabilities of discontinued operations	$141,273

The Company did not sell its interest in the Mecklenburg Facility to Delta, but instead entered into an agreement to sell the Mecklenburg Facility to Virginia Electric and Power Company (Virginia Power). On August 18, 2004, the Company consummated the sale of the Mecklenburg Facility to Virginia Power. The cash received as a result of the sale was $42.5 million (with cash on the balance sheet as of the date of sale of $14.5 million) and the Company recorded this sale which resulted in no gain or loss.

The following divestitures occurred during the periods from December 12, 2003 through December 31, 2003, January 1, 2003 through December 12, 2003, and the year ended December 31, 2002, and have been presented as disposals of a component of an entity in accordance with SFAS No. 144:

Delta Power Transactions. On December 15, 2003, the Company sold its interests in several operating power plants (the Delta Projects) for aggregate cash consideration of approximately $1.8 million to a wholly-owned subsidiary of Delta. The Company and its management have no continuing involvement in the ownership, operation or management of the Delta Projects.

Consistent with the guidance in SFAS No. 144, the Company has accounted for its sale of interests in the Delta Projects as a disposal of a component of the business and has therefore reclassified its consolidated statements of operations to reflect the Delta Projects as discontinued operations for all periods presented. Upon the completion of the MSW Transaction, the Company’s investment in the Delta Projects was adjusted to its fair value reflecting the proposed sale to Delta. As a result, the Company did not record a gain or loss on its disposal of its interests in the Delta Projects.

WBU Transactions. On December 27, 2002, the Company sold its stock interests in several subsidiaries that hold interests in power plants (the WBU Projects) located in California and a subsidiary that provides operation and management services to the same Projects in California and third parties for consideration of $0.5 million. All such subsidiaries and WBU Projects are collectively referred to as the Western Business Unit (WBU). The Company retained certain notes receivable due from the WBU Projects aggregating $2.6 million, after half of these notes were contributed to a subsidiary of WBU in connection with the transaction. The Company and its management have no continuing involvement in the operation of the WBU or any of the WBU Projects.

Consistent with the guidance in SFAS No. 144, the Company accounted for its sale of the WBU as a disposal of a component of the business and has therefore reclassified its consolidated statements of operations to reflect the WBU operations as discontinued operations for the applicable periods presented. The Company

American Ref-Fuel Holdings Corp. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

recorded a loss on disposal of its interests in the WBU in 2002 of $10.4 million, net of $3.2 million in income tax benefit, after reserves for potentially uncollectible notes receivable of $2.6 million.

Summarized results of operations:

Operating results of discontinued operations for the year ended December 31, 2004, the periods December 12, 2003 to December 31, 2003, January 1, 2003 to December 12, 2003, and the year ended December 31, 2002 (Predecessor), respectively, related to the sale of the Mecklenburg Facility, the Delta Projects, and the WBU Projects, were as follows (in thousands):

		December 12,	January 1,
	Year Ended	2003 to	2003 to	Year Ended
	December 31,	December 31,	December 12,	December 31,
	2004	2003	2003	2002
Revenue	$34,554	$2,779	$75,372	$114,993

Income before income taxes	$10,962	$811	$8,778	$7,713
Income tax expense	(5,373)	(382)	(3,310)	(418)
Minority interests	—	—	(2,580)	(4,683)

Income from discontinued operations	$5,589	$429	$2,888	$2,612

5.	Acquisitions and Investments

The following acquisitions occurred during the three-year period ended December 31, 2004:

Kennebec Transactions. On November 27, 2002, the Company acquired limited partner interests in the Hydro-Kennebec Limited Partnership (Kennebec) for consideration of $11.4 million, plus transaction costs. This investment was included in the Delta projects and sold in December 2003.

MSW Energy Holdings. On April 30, 2004, the Company acquired a 0.01% ownership interest and was named the managing member in MSW Energy Holdings for $15,000. This acquisition, which was a component of the Equalization Transactions, was accounted for using the purchase method of accounting and, accordingly, the consolidated statements of operations include the results of MSW Energy Holdings beginning as of the date of acquisition. The income and distributions allocable to the 99.99% nonmanaging members of MSW Energy Holdings is accounted for as minority interests in consolidated subsidiaries. The assets and liabilities assumed were recorded at fair values, which approximated book values, as of the acquisition date. A summary of the assets acquired and liabilities assumed in the acquisition is as follows (in thousands):

Investment in Ref-Fuel Holdings	$347,843
Other assets acquired	14,079
Liabilities assumed	(228,697)
Minority interest in MSW Energy Holdings	(140,903)

Cash paid, net of cash acquired of $7,693	$7,678

As a result of the Equalization Transactions, the Company gained effective control of the operations of Ref-Fuel Holdings, as 99.98% of the interests in Ref-Fuel Holdings were owned by the Company and MSW Energy Holdings. Accordingly, the Company began consolidating Ref-Fuel Holdings as of April 30, 2004, and the 0.02% interest in the income and distributions allocable to the other owner of Ref-Fuel Holdings is accounted for as minority interests. Ref-Fuel Holdings had $40.2 million of cash and cash equivalents as of

American Ref-Fuel Holdings Corp. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

April 30, 2004, which is shown as cash from the consolidation of unconsolidated subsidiary on the accompanying Statement of Cash Flows.

On August 31, 2004, the 99.99% nonmanaging interests in MSW Energy Holdings were contributed to the Company is conjunction with the August 31 Transaction, at which time the Control Group contributed $40 million and repaid the Company’s Senior Note due November 30, 2013 (see Note 11).

Pro Forma Information (unaudited)

The following represents the results of Holdings Corp. operations on a pro forma basis as if the Equalization Transactions and the August 31 Transactions had occurred on January 1, 2004 (in thousands):

	Year ended
	December 31,	Pro Forma		Pro Forma
	2004	adjustments		Total
Waste disposal and related services	$194,950	$89,496	(a)	$284,446
Energy	93,188	41,566	(a)	134,754
Other	10,506	6,475	(a)	16,981

Total net revenues	298,644	137,537		436,181
Operating	(116,089)	(73,322	) (a)	(189,411)
Depreciation and amortization	(45,154)	(22,842	) (a)	(67,996)
General and administrative	(30,216)	(15,031	) (b)	(45,247)
Loss on asset retirements	(1,765)	(342	) (a)	(2,107)

Operating income	105,420	26,000		131,920
Interest income	2,967	1,022	(b)	3,989
Interest expense	(69,219)	(21,626	) (b)	(90,845)
Equity in net income of subsidiaries	6,148	(6,148	) (c)	—
Minority interest in net income of subsidiaries	(12,283)	11,372	(d)	(911)
Other, net	303	122	(a)	425

Income from continuing operations before income taxes	$33,336	$10,742		$44,578

(a) Represents January 1, 2004 through April 30, 2004 activity for Ref-Fuel Holdings.

(b) Represents January 1, 2004 through April 30, 2004 activity for Ref-Fuel Holdings and MSW Energy Holdings.

(c) Represents the Company’s equity in earnings for the period from January 1, 2004 through April 30, 2004 related to Ref-Fuel Holdings.

(d) Represents the interests allocable to the owners of MSW Energy Holdings for the period from April 30, 2004 through August 31, 2004.

6.	Equity Investments

Prior to the Equalization Transactions, the Company recorded its 50% investment in Ref-Fuel Holdings as an equity investment. As a result of the Equalization Transaction, the Company gained effective control of its investment in Ref-Fuel Holdings, as it was named managing member of MSW Energy Holdings (the owner of the additional 49.8% interest in Ref-Fuel Holdings). Ref-Fuel Holdings condensed consolidated financial information prior to April 30, 2004 is included for informational purposes. As of December 31, 2003, the Company’s investment in Ref-Fuel Holdings represented approximately 66% of the Company’s total assets.

American Ref-Fuel Holdings Corp. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

The following is a summary of aggregate financial information for the Company’s investment in Ref-Fuel Holdings accounted for using the equity method for the four months ended April 30, 2004, for the period of December 12, 2003 through December 31, 2003, the period of January 1, 2003 through December 12, 2003, and the year ended December 31, 2002 (in thousands):

	January 1,	December 12,	January 1,
	2004 to	2003 to	2003 to	Year Ended
	April 30,	December 31,	December 12,	December 31,
	2004	2003	2003	2002
Condensed consolidated statement of operations data
Revenues	$137,537	$24,847	$444,461	$438,542
Net income	12,573	8,082	103,071	108,604
Company’s share of net earnings	6,148	3,969	50,204	52,898
Distributions received from equity investees	31,500	—	36,275	47,250

Condensed consolidated balance sheet data at period end
Assets	$2,056,595	$2,127,908
Liabilities	1,365,848	1,386,608
Equity	690,747	741,300
Company’s investment in equity investee	463,170	488,002

The Company’s investment in Ref-Fuel Holdings was greater than its share of the underlying equity in net assets of the American Ref-Fuel partnerships by approximately $14.1 million at December 31, 2002. Such difference was being amortized using the straight-line method over the estimated economic lives of the related assets ranging from 12 to 23 years. Differences between the earnings of equity investee reported by the Company and the Company’s proportionate share of the combined income of the related equity investee result principally from purchase accounting.

The Company received $1.5 million and $2 million in fees, classified as other income on the statement of operations in 2003 and 2002, respectively, related to an agreement with its then partner in Ref-Fuel Holdings.

7. Property, Plant and Equipment

A summary of property, plant and equipment is as follows (in thousands):

		December 31,
	Useful Life	2004	2003

Plant and equipment	2-50 years	$1,206,558	$—
Land		3,813	—
Leasehold improvements	Up to 17 years	5,575	—
Landfill	13 years	17,768	—
Spare parts		12,282	—
Construction in progress		6,244	—

Total property, plant and equipment		1,252,240	—
Accumulated depreciation		(65,062)	—

Property, plant and equipment, net		$1,187,178	$—

American Ref-Fuel Holdings Corp. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

8. Intangible Assets

A summary of intangible assets is as follows (in thousands):

		December 31,
	Useful Life	2004	2003

Energy contracts	6-18 years	$525,125	$—
Waste contracts	6 years	23,600	—
Financing costs	6 years	17,652	10,716
Emissions credits	Indefinite	43,377	—
Other intangibles	Indefinite	3,579	—

		612,772	10,716
Accumulated amortization		(70,456)	(333)

Intangible assets, net		$542,877	$10,383

Amortization expense related to intangible assets for the year ended December 31, 2004, and the projected amortizations is as follows (in thousands):

	Energy	Waste
	contracts	contracts	Totals
The year ended December 31, 2004	$38,687	$2,736	$41,423

2005	$58,306	$4,256	$62,562
2006	58,306	4,256	62,562
2007	58,305	4,256	62,561
2008	58,206	4,256	62,462
2009	36,907	2,130	39,037
Thereafter	192,381	—	192,381

Total	$462,411	$19,154	$481,565

American Ref-Fuel Holdings Corp. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

Amortization expense related to intangible assets for the period January 1, 2003 through December 12, 2003 and for the year ended December 31, 2002 which is reported in discontinued operations in the accompanying statements of operations is as follows (in thousands):

	January 1, 2003
	to December 12,	Year Ended
	2003	December 31, 2002
Power contracts	$8,371	$6,796
Management contracts	77	80
Other	37	37

Total	$8,485	$6,913

9. Goodwill

Goodwill consists of the following (in thousands):

	December 31, 2004	December 31, 2003
Beginning Balance	$—	$—
Goodwill from the consolidation of Ref-Fuel Holdings	123,984	—

Total	$123,984	$—

10. Accounts payable and other accrued liabilities

Accounts payable and accrued liabilities consist of the following (in thousands):

	December 31, 2004	December 31, 2003
Accounts payable	$25,933	$62
Compensation liabilities	11,237	6,231
Incentive plan accruals	3,569	—
Current amount due under Duke Agreement	2,500	—
Other	5,640	1,246

Total	$48,879	$7,539

11. Debt

The following is a summary of long-term debt by obligor (in thousands):

			December 31,
		Final
	Interest Rate	Maturity	2004	2003

Senior Note	10% increasing to 12%	2006	$—	$43,179
Senior Note	9.00%	2013	—	40,000
MSW Energy Holdings Senior Note	8.50%	2010	200,000	—
MSW Energy Holdings II Senior Note	7.38%	2010	225,000	225,000

			425,000	308,179

ARC LLC-supported debt
Senior Notes	6.26%	2015	240,000	—
Niagara Series 2001A	5.45%-5.625%	2015	165,010	—
Seconn Corporate Credit Bonds	5.50%-6.45%	2022	43,500	—
Hempstead Corporate Credit Bonds	5.00%	2010	42,670	—

American Ref-Fuel Holdings Corp. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

			December 31,
		Final
	Interest Rate	Maturity	2004	2003

ARC LLC-supported debt			491,180	—

Other debt
Hempstead project debt	4.625%-5.00%	2009	114,543	—
Essex project debt	5.248%-7.375%	2020	96,496	—
Seconn project debt	5.125%-5.50%	2015	50,602	—
Semass Series 2001A	5.50%-5.625%	2016	134,345	—
Semass Series 2001B	5.00%-5.50%	2010	104,385	—
Semass Series 2001C	2.90%-4.00%	2004	—	—

			500,371	—

Other obligations			273	—

Total debt at par value			1,416,824	308,179

Unamortized debt premium, net			54,189	—
Current portion			(87,184)	—

Total long-term debt obligations			$1,383,829	$308,179

Company Financing:

Senior Notes

MSW Merger issued two series of Senior Notes on November 21, 2003 in the aggregate amount of $85 million to the members of MSW Merger. The proceeds of such Senior Notes, along with the net proceeds of the issuance of the MSW Energy Holdings II Senior Secured Notes and capital contributions from the members of MSW Merger, were used to finance the consideration paid in the MSW Transaction. One Senior Note in the amount of $45 million was due September 30, 2006 and had an initial interest rate of 10% through March 31, 2004, increasing by one-half of a percent each subsequent quarter until January 1, 2005, when the maximum rate of 12% per annum would have been reached. The Company was required to repay principal under this Senior Note with any distributions from or the sale proceeds resulting from the Company’s sale of its interest in certain assets, including the assets sold to Delta on December 15, 2003 and any sale of the Company’s interest in the Mecklenburg Facility. This note was repaid during 2004.

The other Senior Note in the amount of $40 million was due November 30, 2013 with a fixed interest rate of 9%, payable semi-annually. This note was contributed by the Company’s members as a capital contribution as a result of the August 31 Transactions.

MSW Energy Holdings and MSW Energy Holdings II Senior Notes

In November 2003, MSW Energy Holdings II sold $225 million of Senior Notes due September 1, 2010, which have an interest rate of 7.375% payable semi-annually. The net proceeds of the Senior Notes were used to partially fund the Merger consideration paid in the MSW Transaction.

In June 2003, MSW Energy Holdings sold $200 million of Senior Notes due September 1, 2010, which have an interest rate of 8.5% payable semi-annually.

These notes contain certain restrictions which will, among other things, limit the wholly-owned subsidiary from incurring additional indebtedness, paying dividends, making investments, selling assets or merging with other companies, subject to certain exceptions. The notes are redeemable by the Company’s wholly-owned subsidiaries with the payment of certain stated make-whole amounts before September 1, 2007 and, thereafter, at the face amount of the notes, plus accrued interest.

American Ref-Fuel Holdings Corp. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

MSW Energy Holdings and MSW Energy Holdings II have pledged their membership interests in Ref-Fuel Holdings under the notes. In the event of any bankruptcy or liquidation the Ref-Fuel Holdings debt would be repaid prior to the repayment of the MSW Energy Holdings and MSW Energy Holdings II Senior Notes.

ARC LLC Supported Debt and Other Debt

ARC LLC supported debt includes obligations of subsidiary companies for which ARC has issued a guarantee. Other debt obligations mainly consist of indebtedness supported by the facility to which the indebtedness belongs and certain contingent credit support obligations of ARC LLC.

Note Payable

On April 30, 2001, in connection with the Recapitalization, the Company repurchased 1.963 million shares of Series B preferred stock for a note of $40 million. In connection with the MSW Transaction, the outstanding principal amount of the note and accrued interest, aggregating $53.2 million was paid in full satisfaction of the obligation on December 12, 2003. The note had a term of ten years; during the first five years, interest at 11% per annum was accrued and added to principal at the election of the Company and paid monthly thereafter. Provisions of the note limited Holdings Corp. from making certain restricted payments, including dividends, repurchases of capital stock and payments to certain stockholders, without making a commensurate prepayment of the note for 25% of the restricted payment.

Revolving Credit/Term Loan Facility

ARC LLC has a credit facility for up to $75 million (the ARC Credit Facility), including $45 million of which can be used for letters of credit. Under the terms of the ARC Credit Facility, ARC is subject to certain financial covenants, as defined, with respect to leverage and adjusted cash flow coverage ratios. As of December 31, 2004, there were no borrowings and $10.2 million of letters of credit outstanding under the ARC Credit Facility. Pursuant to the terms of certain guarantee agreements, as of December 31, 2004, ARC was contingently obligated to issue $29 million in letters of credit in the event that the ratings of the ARC LLC Senior Notes are reduced to below investment grade.

The Company had a $150 million revolving credit/term loan facility with a syndicate of banks available to American Ref-Fuel Corp., formerly United American Energy Corp., a wholly-owned subsidiary, which was repaid in full and terminated in connection with the MSW Transaction on December 12, 2003.

The annual contractual principal maturities of the debt outstanding at December 31, 2004 are as follows (in thousands):

2005	$87,184
2006	79,331
2007	90,466
2008	98,472
2009	78,463
Thereafter	982,908

$1,416,824

Certain of the debt agreements held by the Company contain restrictions on cash distributions, new borrowings and require certain defined leverage ratios and adjusted cash flow coverage ratios. Substantially all of the assets and revenues of the facilities owned or controlled and operated by subsidiaries of the Company are pledged to trustees under the terms of the debt agreements. In addition, the terms of the documents governing these obligations limit the business activities and the circumstances and timing of distributions.

American Ref-Fuel Holdings Corp. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

Fair Value of Financial Instruments

Considerable judgment is required in developing the methodologies and in interpreting available market data and, accordingly, the estimates presented herein are not necessarily indicative of the values of such financial instruments in a current market exchange. The fair value of the Company’s debt as of December 31, 2004 was approximately $1.5 billion.

12. Other liabilities

Other liabilities consist of the following (in thousands):

		December 31,
	Amortization Period	2004	2003
Waste contracts acquired	9-17 years	$116,635	$—
Operating lease acquired	14 years	42,094	—
Duke liability	16 years	22,622	—
Energy contract levelization	12 years	24,123	—
Landfill liabilities	13 years	10,699	—
Deferred revenue	8-20 years	5,113	—
Incentive plan accruals		3,333	—
Other		30	133

		$224,649	$133

13. Income Taxes

The provision for income taxes and the effect of income taxes on discontinued operations consist of the following for the year ended December 31, 2004, the period from December 12, 2003 through December 31, 2003, the periods from January 1, 2003 through December 12, 2003, and the year ended December 31, 2002 (in thousands):

		December 12,	January 1,
	Year Ended	2003 to	2003 to	Year Ended
	December	December 31,	December 12,	December 31,
	31, 2004	2003	2003	2002
Current (benefit) expense	$(1,077)	$—	$(380)	$8,156

Deferred expense	18,895	498	12,742	7,483

	17,818	498	12,362	15,639
Tax expense (benefit) related to discontinued operations	5,373	382	3,310	(2,820)

Total	$23,191	$880	$15,672	$12,819

A reconciliation of the statutory federal income tax expense with the Company’s actual effective combined federal and state income tax expense based on income from continuing operations is as follows for the year ended December 31, 2004, the period from December 12, 2003 through December 31, 2003, the period from January 1, 2003 through December 12, 2003, and the year ended December 31, 2002 (in thousands):

American Ref-Fuel Holdings Corp. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

		December 12,	January 1,
	Year Ended	2003 to	2003 to	Year Ended
	December	December 31,	December 12,	December 31,
	31, 2004	2003	2003	2002
Statutory federal income tax expense	$11,736	$372	$7,071	$12,426
State tax expense, net of federal benefit	5,368	121	3,059	2,451
Corporate sale transaction expenses, net	—	—	1,832	—
Other, net	714	5	400	762

Total income tax expense	$17,818	$498	$12,362	$15,639

Effective tax rate	53.4%	46.9%	61.2%	44.1%

Deferred income taxes reflect the net tax effects of (a) temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes and (b) net operating loss and tax credit carryforwards.

The tax effects of temporary differences, which give rise to deferred tax assets and liabilities, are as follows (in thousands):

	December 31,
	2004	2003
Accrued liabilities	$1,289	$3,256
Deferred revenue	13	12
Tax credit carryforwards	—	2,132
Net operating loss carryforwards	893	9,016
Capital loss carryforward	9,280	8,559

Gross deferred tax assets	11,475	22,975
Valuation allowance	(9,280)	(9,567)

Net deferred tax asset	2,195	13,408
The Company’s respective share of depreciation, amortization, accrued liabilities and other of Ref-Fuel Holdings LLC.	(152,071)	(120,073)
Depreciation and amortization	457	(8,534)
Deferred charges and intangibles	—	(5,688)

Net deferred tax liability	$(149,419)	$(120,887)

A valuation allowance is provided when it is more likely than not that some portion or all of the deferred tax assets will not be realized. Management believes that it is more likely than not that the remaining net deferred tax assets at December 31, 2004 will be realized based on the future reversals of existing deferred tax liabilities and the continuation of earnings. Future earnings may be affected by factors outside the Company’s control.

The Company had federal capital loss carryforwards of approximately $22.4 million and $20.9 million at December 31, 2004 and December 31, 2003, respectively, related to the disposal of certain subsidiaries, which have been offset by a valuation allowance. Such capital losses can only be offset by future capital gains. The capital loss carryforwards expire beginning in the year 2008. The Company also has Federal net operating loss carryforwards of approximately $1.3 million as of December 31, 2004, which expire between 2021 and 2024, and $19.7 million as of December 31, 2003, and state net operating loss carryforwards of approximately $22.7 million and $40.4 million as of December 31, 2004 and December 31, 2003, respectively, which have various expiration dates.

At December 31, 2003, the Company had alternative minimum tax credit carryforwards of $1.4 million, which were fully utilized in 2004.

American Ref-Fuel Holdings Corp. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

14. Operational and other agreements

The ARC operating facilities operate under various long-term service agreements, the terms of which extend from 2009 through 2020. These service agreements require the projects to provide disposal services for waste delivered by counterparties to these agreements at prices determined by various formulas contained in such agreements.

Hempstead, Essex, Seconn, Ref-Fuel Semass and Delaware Valley operate under various long-term service agreements, the terms of which extend from 2009 through 2020. These service agreements require the projects to provide disposal services for waste delivered by counterparties to these agreements at prices determined by various formulas contained in such agreements. Duke and Allied Waste Industries, Inc. (Allied) are each obligated to fund one-half of certain cash shortfalls and other liabilities of Essex arising out of operating the project, including certain environmental claims. Essex and ARC LLC entered into agreements with Duke and Allied requiring Essex and ARC LLC to reimburse, indemnify and defend Duke and Allied from any liability in respect to these obligations.

With respect to the Delaware Valley facility, ARC LLC has guaranteed amounts payable by Delaware Valley pursuant to certain agreements. ARC LLC guarantees through 2006 the obligations of Delaware Valley under its service agreement with the Delaware County Solid Waste Authority. In conjunction with the acquisition of the facility, ARC LLC also provides an indemnity to the sellers of the facility from post-acquisition environmental damages as a result of remedial action for releases or threatened releases of hazardous substances at the facility.

In order to provide ARC LLC with an additional source of funds to meet calls on its project support obligations, MSW Energy Holdings II and the Company entered into the Equity Contribution Agreement pursuant to which each of them have agreed to provide up to $50 million in equity capital to ARC LLC.

Significant Customers

The following customers represented more than 10% of the Company’s net revenues for the year ended December 31, 2004 (dollars in thousands):

				Percentage
	ARC Facility that		Revenues from	of total net
Customer	services customer	Revenue type	customer	revenues
Commonwealth Electric	Ref-Fuel Semass	Energy	$38,308	12.9%
Long Island Power Authority	Hempstead	Energy	35,286	11.8%
Town of Hempstead		Waste disposal and
and Brookhaven	Hempstead	related services	34,595	11.6%

One customer, the Port Authority of New York and New Jersey (the Port), represented more than 10% of the Company’s accounts receivable with a total receivable balance of $8.4 million, or 11.7% of total accounts receivable at of December 31, 2004. The Port receives waste disposal and related services from Essex.

15. Related Party Transactions

The Company had been engaged to perform certain management services related to unconsolidated equity investees and other affiliated entities. The Company received $0.2 million and $0.4 million from Ref-Fuel Holdings for the period from January 1, 2003 through December 12, 2003, and the year ended December 31, 2002, respectively, which are included in “Other, net” in the accompanying statement of operations. In addition, the Company received $0.5 million and $0.5 million from a subsidiary sold to Delta for the period from January 1, 2003 through December 12, 2003, and the year ended December 31, 2002, respectively; these

American Ref-Fuel Holdings Corp. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

service revenues are included in discontinued operations in the accompanying statements of operations for all periods presented.

In connection with the MSW Transaction, the Company paid a transaction advisory fee of $8.0 million to Credit Suisse First Boston, an affiliate of CSFB Private Equity, on December 12, 2003. This fee was approved by the Company’s Board of Directors.

The entire board is composed of representatives of the shareholders. In addition, the shareholders control the appointment of the Company’s management, authorizing mergers, sales of substantially all of the Company’s assets and other extraordinary transactions.

From time to time, CSFB or its affiliates may engage in investment banking and other services with the Company or Ref-Fuel Holdings or its subsidiaries, for which CSFB or its affiliates will receive customary compensation.

Subsidiaries of AIG have issued existing insurance policies to the Company, for which the AIG insurance company subsidiaries receive customary annual premiums. The Insurance Company of Pennsylvania, an AIG subsidiary, entered into an indemnity agreement with American Ref-Fuel, to support the issuance of surety bonds on behalf of several American Ref-Fuel affiliates, for which The Insurance Company of Pennsylvania receives customary annual premiums. In addition, insurance company subsidiaries of AIG may in the future provide insurance and surety bonds to the Company. Total fees paid in 2004 related to these policies were approximately $2.8 million. AIG was not a related party prior to the MSW Transactions.

16. Employee Compensation and Benefit Plans

Retirement Savings Plan

ARC LLC is the sponsor of the American Ref-Fuel Company Retirement Savings Plan (the ARC Savings Plan), which covers substantially all employees of ARC LLC. The Savings Plan, adopted July 1, 1988, as amended, incorporates a defined contribution account for each employee with deferred savings features permitted under Internal Revenue Code Section 401(k). Employees may make voluntary contributions to one or more of various investment funds through payroll deductions. ARC LLC’s matching contribution is defined as 50 percent of the first five percent of covered compensation contributed by the employee. In addition, ARC LLC makes a basic contribution on an employee’s behalf in an amount equal to three percent of an employee’s regular earnings which are less than the Social Security Wage Base, plus six percent of an employee’s regular earnings in excess of the Social Security Wage Base. ARC LLC contributions are directed to the investment funds in the same proportion as the employees have directed their voluntary contributions. Amounts contributed to the ARC Savings Plan were $1.8 million for the year ended December 31, 2004.

The Company had a qualified 401(k) incentive savings plan (the Terminated Plan), which is a defined contribution plan, covering all full-time employees that was terminated on December 15, 2003. Under the Terminated Plan, participating employees elected to contribute up to 15% of their compensation. During 2003 and 2002, the Company made matching contributions equal to 50% of the first six percent of the employee contributions subject to certain IRS limitations.

Long-Term Compensation Plans

Ref-Fuel Holdings has granted certain appreciation rights and/or performance awards to its officers and certain key employees that were issued under two separate long-term incentive plans; the Long-Term Incentive Plan (dated as of January 2001) and the Management Incentive Plan (dated as of January 2004). The incentive plans are administered by the Compensation Committee of the Board of Directors of Ref-Fuel Holdings. Awards under long-term incentive plans are based on the achievement of certain management objectives

American Ref-Fuel Holdings Corp. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

during each plan year. Awards under the long-term incentive plans mature in equal amounts of 25% in the four years following the awards.

The Company recognized long-term incentive compensation expense of approximately $2.7 million during the year ended December 31, 2004. The Ref-Fuel Holdings’ obligation under the long-term incentive plans is approximately $6.0 million at December 31, 2004, of which approximately $2.7 million is included in other long-term liabilities with the remainder in current liabilities. Ref-Fuel Holdings paid out approximately $3.4 million under these plans for the year ended December 31, 2004.

Employment Agreements

Ref-Fuel Holdings has employment agreements with its seven officers. The agreements, which expire on December 31, 2006, provide for annual base salaries, subject to annual review by the Board of Directors of Ref-Fuel Holdings. Each officer is also eligible to participate in cash-based short-term and long-term bonus and incentive compensation arrangements, retirement plans and other arrangements that are generally provided to senior officers. If an officer’s employment is terminated by Ref-Fuel Holdings “without cause” or by the officer for “good reason” (each as defined in the agreement), such officer is entitled to an amount equal to the sum of two times the annual base salary, two times the average annual bonus for the three preceding years and prorated target cash bonus for the calendar year which includes the date of termination.

As a result of the MSW Transaction, substantially all the employees of American Ref-Fuel Holdings Corp. were terminated. Other employees remained employed by operating companies that were sold to Delta. Employees of the Company, including certain executives of the Company who had employment agreements and who were terminated, were entitled to receive certain bonus and severance payments. Severance payments to former executives with employment agreements as a result of the change in control of the Company were paid based upon prior salary, bonus and benefits. The aggregate severance obligation was approximately $6.2 million of which approximately $4.5 million was related to the former executives with employment contracts that is to be paid in equal bi-weekly payments over three years. The Company recorded the full severance obligation at its net present value. The Company included this obligation in its determination of MSW Merger’s purchase price for the stock of the Company. As of December 31, 2004 and 2003, the Company has a remaining obligation of $3.0 million and $5.9 million, respectively, which is reflected in accrued liabilities in the accompanying consolidated balance sheet.

17. Stockholders’ Equity

MSW Merger was a limited liability company formed pursuant to a limited liability company agreement in August 2003 for the purpose of completing the merger with the Company.

To partially fund the merger, the members of MSW Merger made capital contributions aggregating approximately $124 million and loans aggregating approximately $85 million and, together with debt proceeds of certain of MSW Merger’s wholly-owned subsidiaries, acquired all of the outstanding capital stock of Holdings Corp. and completed the merger whereby Holdings Corp. was the surviving legal entity. The members of MSW Merger thereby became the sole owners of Holdings Corp. and their interest in 1,000 shares of issued and outstanding common stock of the Company was equal to each member’s percentage interest of MSW Merger immediately prior to the merger. All other preferred stock and common stock of Holdings Corp., including shares held in treasury, were cancelled in connection with the merger.

In connection with the merger, the authorized capital stock of Holdings Corp. was reduced to 5,000 shares of common shares from 9 million shares of authorized common stock and 7 million shares of authorized preferred stock.

On April 30, 2004, in conjunction with the Equalization, the Company shareholders associated with CSFB Private Equity sold 40% of the common stock of the Company to affiliates of AIGGIC.

American Ref-Fuel Holdings Corp. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

On May 26, 2004, the stockholders voted to effectuate a 100 for one stock split, reduce the par value of the common stock to $0.001 per share, and increase the number of common authorized shares to 300,000.

On August 31, 2004, the stockholders completed the August 31 Transactions, as previously described. As part of the August 31 Transactions, the Stockholder issuers of the $40 million of 9.0% Senior Notes contributed their interests in those notes in exchange for 32,258 shares of common stock of the Company. Additionally, the shareholders of MSW Energy Holdings contributed their 99.99% nonmanaging interests in MSW Energy Holdings to the Company in exchange for 131,729 shares of common stock of the Company.

A summary of changes in issued and outstanding shares of preferred stock, common stock and treasury stock of Holdings Corp. follows for the year ended December 31, 2004, periods of December 12, 2003 through December 31, 2003, January 1, 2003 through December 12, 2003, and the year ended December 2002:

		December	January 1,	Year
	Year Ended	12, 2003 to	2003 to	Ended
	December 31,	December	December	December
	2004	31, 2003	12, 2003	31, 2002
Changes in participating convertible preferred stock:
Number of shares issued, beginning of period	—	—	3,488,372	3,488,372
Shares purchased by MSW Merger and Cancelled	—	—	(3,488,372)	—

Number of shares issued, end of period	—	—	—	3,488,372

Changes in Class A common stock:
Number of shares issued, beginning of period	1,000	1,000	1,867,233	1,830,233
100 for one stock split	99,000	—	—	—
Shares issued for contribution of Senior Notes	32,258	—	—	—
Shares issued in conjunction with the acquisition of MSW Energy Holdings	131,729	—	—	—
Exercise of stock options	—	—	472,100	37,000
Shares purchased by MSW Merger and Cancelled	—	—	(2,338,333)	—

Number of shares issued, end of period	263,987	1,000	1,000	1,867,233

Changes in treasury stock, Class A common:
Number of shares held, beginning of period	—	—	3,504	—
Shares received for exercise of stock options and related income taxes	—	—	12,938	3,504
Shares of treasury stock cancelled	—	—	(16,442)	—

Number of shares held, end of period	—	—	—	3,504

Shares of common stock outstanding, end of period	263,987	1,000	1,000	1,863,729

18. Stock Option Plans

On August 11, 2004, the Board of Directors of the Company, adopted the 2004 Stock Option Plan (the SOP), effective January 1, 2004, as further modified on September 16, 2004. The SOP was designed to link the interests of officers of the Company and other senior management of Ref-Fuel Holdings to the interests of the Company’s shareholders through the granting of options to purchase stock. During 2004, the Company granted 13,199 options to the executive officers of Ref-Fuel Holdings under the SOP. Options awarded under the SOP vest over a period of four years and expire ten years from the date of grant, unless a triggering event (as defined in the agreement) has not occurred during the option period.

American Ref-Fuel Holdings Corp. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

On January 31, 2005, in conjunction with the Sale, as discussed in Note 20, the Board of Directors and optionees under the SOP adopted an Option Modification Agreement (OMA). Under the terms of the OMA, at the completion of the Sale, the SOP plan will be canceled in exchange for a cash payment. The cash payment is calculated as the value of all outstanding options granted or ungranted but authorized under the terms of the SOP, together with certain amounts due and anticipated under other long term compensation plans.

Prior to the MSW Transactions, the Company had a stock option plan that authorized the granting of incentive and nonqualified stock options to certain key employees and/or directors of the Company; 900,000 shares of Class A common stock had been reserved for issuance pursuant to the terms of such plan. Subject to the occurrence of certain events and/or the passage of time, which trigger their vesting, options issued under the stock option plan vest and could have been exercised over a four to ten year period from the initial grant date.

As a result of the MSW Transaction and pursuant to the plan of merger between MSW Merger and Holdings Corp., all previous unvested options of the Company with an exercise price of less than $63.00 became fully vested and exercisable. Options greater than $63.00 were cancelled for a nominal payment to each option holder. The Board of Directors approved the acceleration of the vesting of options in connection with the MSW Transaction, which was not provided for in the Company’s stock option plan. The accelerated vesting by the Board of Directors resulted in the Company recording a charge of approximately $0.7 million, representing the difference between the fair value of the underlying stock and the stock option exercise price at the date of the acceleration. This charge is reflected in general and administrative expense in the accompanying statement of operations for the period from January 1, 2003 through December 12, 2003.

During 2002, the Board authorized the extension of 37,000 options held by a key executive for a one-year period. Such extension at the discretion of the Board of Directors resulted in a new measurement date for the options extended. The Company recorded a charge for $2.2 million, reflecting the difference between the fair value of the underlying stock on the date of the extension and the exercise price of the option. Such charge is included in general and administrative expense in the accompanying 2002 statement of operations. Pursuant to a provision in the Company’s stock option plan, in December 2002, this executive exercised these 37,000 options through the surrender of 3,504 shares of common stock of the Company. The Company adopted a deferred compensation plan during 2002. The Company’s obligation under the deferred compensation plan up until December 12, 2003, the date of the merger and as of December 31, 2002 was $9.1 million and $2.2 million, respectively, and is included as a reduction of stockholders’ equity. All of the stock in the deferred compensation plan was purchased by MSW Merger in connection with the merger and the executive received the benefit of those shares.

In addition, in connection with the sale of WBU in December 2002 (see Note 4), the Company accelerated the vesting of certain options held by an executive, otherwise such options would have been cancelled as a result of his terminating employment with the Company. The Company recorded a charge of $0.4 million as a result of accelerated vesting of certain options for executives. Such charge is included in the loss on disposal of the WBU in discontinued operations in the accompanying 2002 statement of operations.

During 2003, pursuant to a provision in the Company’s stock option plan, an executive involved with WBU exercised 121,100 options through the surrender of a net 11,261 shares of common stock of the Company. All of the stock in the deferred compensation plan was purchased by MSW Merger in connection with the MSW Transaction and the executive received the benefit of those shares.

A summary of the Company’s stock options for the year ended December 31, 2004, periods from December 12, 2003 through December 31, 2003 and January 1, 2003 through December 12, 2003 and the year ended December 31, 2002 is as follows:

American Ref-Fuel Holdings Corp. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

	Year ended December 31,		December 12, 2003 to		January 1, 2003 to		Year ended December 31,
	2004		December 31,2003		December 12, 2003		2002
		Weighted		Weighted		Weighted		Weighted
		average		average		average		average
		exercise		exercise		exercise		exercise
	Shares	price	Shares	price	Shares	price	Shares	price
Options outstanding:
Beginning of year	—	$—	—	$—	681,566	$18.13	674,517	$13.96
Granted	13,199	1,189.51	—	—	40,800	64.50	74,450	64.50
Exercised	—	—	—	—	(472,100)	5.07	(37,000)	5.25
Forfeited or terminated	—	—	—	—	(107,466)	62.45	(30,401)	26.91
Purchased by MSW Merger	—	—	—	—	(142,800)	41.21	—	—

End of year	13,199	$1,189.51	—	$—	—	$—	681,566	$18.13

Options exercisable at year end	—	—	—	—	—	$—	499,626	$6.64
Weighted average fair value of options granted during the year		$132.30		$—		$13.29		$18.01

The fair value of each stock option granted during the year ended December 31, 2004, the periods from January 1, 2003 through December 12, 2003 and the year ended December 31, 2002 is an estimate on the date of grant that is calculated using the minimum value option pricing model with the following assumptions:

		December 12,	January 1,
	Year Ended	2003 to	2003 to	Year Ended
	December	December 31,	December 12,	December 31,
	31, 2004	2003	2003	2002
Expected life (years)	3	—	7	7
Expected dividend	—	—	—	—
Risk free interest rate	3.9%	—	3.4%	4.8%

The Company applies the recognition provisions of Accounting Principles Board Opinion No. 25 and related interpretations in accounting for its stock-based compensation plans. No compensation cost has been recognized for the stock option plan. Set forth as follows are the Company’s net income presented both as reported and pro forma, as if compensation cost had been determined consistent with the provisions of SFAS No. 123 for the year ended December 31, 2004, the periods of December 12, 2003 through December 31, 2003, January 1, 2003 through December 12, 2003, and the year ended December 31, 2002 (in thousands):

		December 12,	January 1,
	Year Ended	2003 to	2003 to	Year Ended
	December	December 31,	December 12,	December 31,
	31, 2004	2003	2003	2002
Net income, as reported	$21,107	$994	$10,729	$12,049
Add: stock-based compensation expense included in reported net income, net of taxes	—	—	428	1,528
Less: stock-based compensation expense included using fair value method, net of taxes	(1,746)	—	(858)	(1,988)

Pro forma net earnings	$19,361	$994	$10,299	$11,589

The effects of applying SFAS No. 123 in this pro forma disclosure are not necessarily indicative of future amounts.

American Ref-Fuel Holdings Corp. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

19. Commitments and Contingencies

Environmental and Regulatory Risk

The Company operates in an environmentally sensitive industry and is subject to extensive federal, state and local laws and regulations adopted for the protection of the environment. The laws and regulations primarily applicable to the Company are those related to discharge of emissions into the air and management of solid waste but can also include those related to water use, discharges to water, wetlands preservation and hazardous waste management. Certain of these laws have extensive and complicated requirements relating to obtaining construction and operating permits, monitoring, record keeping and reporting. While management believes that it is in material compliance with permits and other applicable environmental laws relating to the Company, its facilities, from time to time, may not be in full compliance with all such laws.

Noncompliance with environmental laws and regulations can result in the imposition of civil or criminal fines or penalties. In some instances, environmental laws also may impose clean-up or other remedial obligations in the event of a release of pollutants or contaminants into the environment. The Company incurs operating costs and capital expenditures related to various environmental protection and monitoring programs. Such expenditures have not had a material adverse effect on the Company’s consolidated financial position or results of operations. However, federal, state and local regulatory authorities may consider proposals to restrict or tax certain emissions, which proposals, if adopted, could impose additional costs on the operation of the Company.

Future Mercury Regulation at the Essex Facility. On December 6, 2004 the New Jersey Department of Environmental Protection (NJDEP) promulgated regulations applicable to the Essex facility that will make mercury emission requirements more stringent. Specifically, the new regulations increase the required removal efficiency to 85% removal on January 3, 2006 and 95% removal on January 3, 2012 versus the current 80% removal, while retaining the alternative limit of 28 micrograms per cubic meter. As a result of the new regulations, there is an increased risk that emission exceedances will occur and therefore an increased probability that additional controls will ultimately be required to prevent such exceedances. The Company believes that the new requirements may at a minimum result in increased operating costs due to increased use of activated carbon in the current control equipment. It is also possible that the regulations will require the installation of additional pollution control equipment such as compact hybrid particulate collector units, a device similar to a baghouse. Management estimates that the cost of the installation of such additional pollution control equipment, if required, would be approximately $38 million. The Essex service agreement provides a mechanism for a pass-through to the Port Authority of New York and New Jersey of the majority of any additional capital and operating costs that may be required. The Company cannot currently determine the likelihood of additional operating and capital costs being incurred in connection with these changes in regulation, or the total of any such costs.

Lower Passaic River Study. In August 2004, USEPA notified American Ref-Fuel Company of Essex County (Essex) that it was potentially liable under CERCLA Section 107(a) for response actions in the Lower Passaic River Study Area (LPRSA), a 17 mile stretch of river in northern New Jersey. Essex is one of at least 52 Potentially Responsible Parties (PRPs) named thus far. USEPA alleges that hazardous substances found in the LPRSA were being released from the Essex site, which abuts the river. USEPA’s notice letter states that Essex may be liable for costs related to a proposed $10 million study of the Lower Passaic River and for unspecified natural resource damages. Considering the history of industrial and other discharges into the LPRSA from other sources, including named PRPs, Essex believes that its contribution will be determined to be de minimus; however, it is not possible at this time to predict that outcome with certainty or to estimate the Company’s liability for the study or any eventual natural resource damage.

Landfill Agreements

Semass Partnership has a waste management agreement (the WMA) dated May 25, 1982, as amended, with the Carver, Marion, Wareham Regional Refuse Disposal District (CMW). The WMA allows Semass Partnership

American Ref-Fuel Holdings Corp. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

to utilize a portion of a landfill (the CMW Landfill), which CMW leases from Wankinco River, Inc. (Wankinco).

Beginning in May 1997, Wankinco provided several notices purportedly terminating the lease on the CMW Landfill based upon an allegation that the lease term automatically expired due to alleged failures to strictly comply with the terms of the lease. In June 1997, Semass Partnership and CMW filed suit against Wankinco and A. D. Makepeace Company, Inc., Wankinco’s parent company, seeking a declaratory judgment that Semass Partnership and CMW may continue to operate the CMW Landfill. Trial of the matter before the court was completed in 2001 and a decision was received by the Company in December 2002, which decided virtually all issues in favor of the Semass Partnership. The Semass Partnership avoided both forfeiture of possession and any liability for damages due to landfill operations. Wankinco appealed in January 2003, and on August 19, 2004, the Appellate Court upheld the Trial Court’s decision in respect of all decisions related to the alleged lease violations. One ruling unrelated to lease forfeiture or damages for unlawful possession was remanded because the Judge’s ruling that Semass had not engaged in “an unfair and deceptive act or practice” applied the law conjunctively rather than disjunctively (as required by the law). The Appellate Court affirmed the Judge’s ruling that there was no unfairness, but remanded the question of deception for further findings since the Appellate Court, due to the use of the conjunctive rather than disjunctive, was unable to infer that the Judge did not find a compensable deceptive act. Management believes that the Judge’s ruling on remand will clarify this issue in favor of the Company. In addition, Wankinco appealed the Appellate Court’s decision on the lease issues to the Supreme Judicial Court of Massachusetts and, on September 30, 2004, the Supreme Judicial Court denied Wankinco’s Application for Further Appellate Review. Accordingly, except for the remand discussed above, the favorable decisions received by Semass have become final and nonappealable. Apart from this decision, the Semass Partnership and Wankinco continue litigating several other actions involving regulatory issues at the landfill.

In March 1990, the Semass Partnership, CMW and Wankinco entered into an agreement related to the CMW Landfill, as amended (the Settlement Agreement), which requires, among other things, the Semass Partnership to make annual deposits into an environmental protection trust fund (the Fund) in lieu of obtaining environmental impairment liability insurance for the CMW Landfill. The Semass Partnership is required under the Settlement Agreement to deposit $500,000 annually into the Fund, payable in equal quarterly installments. Certain additional deposits are required subject to the availability of cash in accordance with the Loan Agreement. The Semass Partnership’s obligation to make deposits into the Fund ceases when the Fund reaches a balance of $20.0 million, unless the fund limit is increased by agreement of the parties, or absent such agreement, arbitration, wherein it is determined the fund limit needs to be increased to adequately protect against environmental damage. Management believes that the $20.0 million fund limit is adequate for this purpose. Proceeds from the Fund are to be used primarily for remediation of the CMW Landfill in the event of any environmental damages. The Semass Partnership and Wankinco are each entitled to receive one-half of the balance of the Fund upon final closure of the CMW Landfill and receipt of required governmental approvals. During the year ended December 31, 2004, the Semass Partnership made the required quarterly deposits into the Fund and charged operations for one-half of the deposits into the Fund, representing one-half of the balance of the Fund which will be disbursed to Wankinco upon final closure of the CMW Landfill. Additional charges to operations may be required in future years if any disbursements are required from the Fund to remediate any environmental damages. To date, management is not aware of any such environmental damages. As of December 31, 2004, the balance in the Fund is approximately $14.0 million, and is included in restricted cash and long-term investments. A corresponding liability of approximately $7.0 million, representing approximately one-half of the deposits and related earnings in the Fund, is included in other long-term liabilities as of December 31, 2004.

Future Minimum Payments Under Operating Leases

The Company has an obligation for a lease of office space which was vacated as a result of terminating all the employees of American Ref-Fuel Holdings Corp. The Company has accrued the remaining lease obligation and expected operating costs, less an estimate of expected sublease rental income and reimbursements of

American Ref-Fuel Holdings Corp. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

operating costs, amounting to $0.4 million, which is included in accrued liabilities. The Company included this obligation in its determination of MSW Merger’s purchase price for the stock of the Company.

Delaware Valley leases the Delaware Valley Project pursuant to an operating lease that expires in July 2019. The Company leases office space for its Montvale, New Jersey headquarters pursuant to an operating lease expiring in August 2007. As of December 31, 2004, total minimum net rental payments on these leases are as follows (in thousands):

2005	$15,031
2006	14,390
2007	14,127
2008	12,711
2009	28,809
Thereafter	70,502

$155,570

The Company is contingently liable for the payment of stipulated losses, a portion of which is included in the minimum net rental payments for Delaware Valley reflected in the table above. This stipulated loss value as of December 31, 2004 is approximately $170.1 million. Total net rental expense was $5.5 million for the year ended December 31, 2004.

Prior to the MSW Transaction, the Company was also obligated under the terms of various leases primarily covering certain equipment, facilities and land utilized by subsidiaries of the Company in connection with operating its power plants that have since been sold. The Company accounted for such leases as operating leases. Net rental expense which is included in discontinued operations in the accompanying statements of operations was $0.9 million and $1.7 million for the period January 1, 2003 through December 12, 2003, and the year ended December 31, 2002, respectively.

Capital Expenditures

As of December 31, 2004, the Company has commitments for capital expenditures of approximately $10.8 million, all of which are expected to be incurred in 2005.

Other Matters

The Company is involved in various claims or litigation in the ordinary course of business. Management believes that the ultimate resolution of these matters, either individually or in the aggregate, will not have a material adverse effect on the future results of operations, cash flows or financial position of the Company.

The Company is required to provide financial assurance to government agencies under applicable environmental and procurement regulations relating to the landfill operations and waste disposal contract. Performance bonds to secure the obligations, of which $23.0 million in surety bonds was outstanding as of December 31, 2004, satisfy these financial requirements.

Duke Agreement

The following table represents the future net minimum payments to be made under the Duke Agreement as of December 31, 2004 (in thousands):

American Ref-Fuel Holdings Corp. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

Years ending December 31,
2005	$2,500
2006	2,500
2007	2,500
2008	2,500
2009	2,500
Thereafter	36,500

Total minimum payments	49,000
Less: amount representing interest	(26,467)

Present value of net minimum payments	$22,533

Equity Contribution Agreement

In order to provide ARC LLC with an additional source of funds to meet calls on its guarantees and project support obligations, two of the Company’s subsidiaries are parties to an equity contribution agreement, pursuant to which each has agreed to provide up to $50 million in contingent equity capital to ACR LLC to meet calls on its guarantees and project support obligations.

Each party’s obligation to make equity contributions under the equity contribution agreement is conditioned upon the other making an equal contribution and will be limited to each making no more than $50 million of aggregate equity contributions. Payment obligations under the equity contribution agreement are triggered by a call by ARC LLC.

If either party agreeing to provide contingent equity capital is not rated at least BBB by S&P, such party, as applicable, is required to provide a letter of credit from a commercial bank that is rated at least A- by S&P to secure its obligations under the equity contribution agreement. As of the date hereof, each of the two subsidiaries have provided letters of credit to secure their obligations under the equity contribution agreement. In addition, either or both of the parties to the Equity Contribution Agreement are obligated to provide such credit support in order for ARC LLC to retain a credit rating of at least BBB-.

American Ref-Fuel Holdings Corp. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

20. Supplemental Disclosure of Cash Flow Information

Depreciation and amortization expense included in the Statement of Cash Flows consists of the following:

		Year	December	January 1,	Year
		Ended	12, 2003 to	2003 to	Ended
		December	December	December	December
Asset / liability	Statement of operations	31, 2004	31, 2003	12, 2003	31, 2002
Property, plant and equipment	Depreciation and amortization	$45,154	$174	$17,329	$20,502
Energy contracts	Energy revenues	38,687	—	—	—
Long-term waste contracts	Waste disposal and related services	(5,787)	—	—	—
Lease	Operating expenses (rent expense)	(1,099)	—	—	—
Debt	Interest expense	(7,622)	—	—	752
Deferred revenue	Waste disposal and related services revenues and energy revenues	(94)	—	—	—

Total		$69,239	$174	$17,329	$21,254

Supplemental cash flow information
Cash paid for interest		$80,254	$11	$11,442	$21,796
Income taxes paid (received), net		14,074	(191)	(4,873)	11,721

Noncash investing and financing activities
Noncash contribution from stockholders		$40,000
Equity contributed in the August 31 Transactions		136,398

21. Subsequent Events (unaudited)

DLJ Merchant Banking Partners and AIG Highstar Capital, L.P., stockholders of the Company, announced on February 1, 2005 that they have signed a definitive agreement to sell the Company (the Sale) to Danielson Holding Corporation (Danielson). Danielson will pay $740 million in cash for the equity of the Company. Subject to receipt of regulatory approvals and required financing, the transaction is expected to close in the second quarter of 2005.

In connection with the Sale, costs relating to transaction expenses, severance, employment contracts, the OMA, Long-Term Incentive Plans, housing subsidies, lease termination and other related items are estimated to be between $50 million and $70 million.

Ref-Fuel Holdings LLC and Subsidiaries

Consolidated Financial Statements

As of December 31, 2004 and 2003 and the Year ended December 31, 2004 and the Period From December 12, 2003 through December 31, 2003 and the Period From January 1, 2003 through December 12, 2003 and the year ended December 31, 2002 and Reports of Independent Registered Public Accounting Firm

Ref-Fuel Holdings LLC and Subsidiaries

Index to Consolidated Financial Statements
December 31, 2004

Page(s)
Reports of Independent Registered Public Accounting Firm	1-2

Consolidated Balance Sheets	3

Consolidated Statements of Operations and Comprehensive Income	4

Consolidated Statements of Members’ Equity	5

Consolidated Statements of Cash Flows	6

Notes to Consolidated Financial Statements	7-27

Report of Independent Registered Public Accounting Firm

To the Members and Board of Directors of
Ref-Fuel Holdings LLC and Subsidiaries:

In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations and comprehensive income, members’ equity and cash flows present fairly, in all material respects, the financial position of Ref-fuel Holdings LLC and Subsidiaries (the “Company”) at December 31, 2004 and 2003, and the results of their operations and their cash flows for the year ended December 31, 2004 and the period from December 12, 2003 through December 31, 2003 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers LLP
Florham Park, NJ
March 15, 2005

1

Report of Independent Registered Public Accounting Firm

To the Members and Board of Directors of
Ref-Fuel Holdings LLC and Subsidiaries:

In our opinion, the accompanying consolidated statement of operations and comprehensive income, of members’ equity and of cash flows for the period January 1, 2003 through December 12, 2003 and for the year ended December 31, 2002 present fairly, in all material respects, the results of operations and cash flows of Ref-Fuel Holdings LLC and Subsidiaries (the “Company”), in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers LLP
Florham Park, NJ
March 29, 2004

2

Ref-Fuel Holdings LLC and Subsidiaries

Consolidated Balance Sheets (In Thousands)

	December 31,
	2004	2003
Assets
Current assets
Cash and cash equivalents	$86,050	$96,511
Restricted cash and short-term investments	53,636	52,753
Accounts receivable, net of allowance for doubtful accounts of $1,491 $1,955, respectively	72,027	73,989
Prepaid expenses and other current assets	11,013	9,898

Total current assets	222,726	233,151

Long-term assets
Property, plant and equipment, net	1,187,178	1,220,949
Intangible assets, net	528,486	584,275
Goodwill	2,175	2,175
Restricted cash and long-term investments	85,926	84,709
Other long-term assets	4,806	2,649

Total long-term assets	1,808,571	1,894,757

Total assets	$2,031,297	$2,127,908

Liabilities and Members’ Equity

Current liabilities
Accounts payable and other current liabilities	$41,164	$39,610
Current portion of long-term debt	87,184	81,907
Accrued interest payable	10,917	11,841

Total current liabilities	139,265	133,358

Long-term liabilities
Long-term debt	958,829	1,060,780
Other long-term liabilities	204,817	192,470

Total long-term liabilities	1,163,646	1,253,250

Total liabilities	1,302,911	1,386,608

Commitments and contingencies (Notes 11, 12, 14 and 16)

Members’ equity
Total members’ equity	728,386	741,300

Total liabilities and members’ equity	$2,031,297	$2,127,908

The accompanying notes are an integral part of these consolidated financial statements.

3

Ref-Fuel Holdings LLC and Subsidiaries

Consolidated Statements of Operations and Comprehensive Income (In Thousands)

			The period from
		The period from		For
	For	December 12, 2003	January 1, 2003	The Year Ended
	The Year Ended	Through	through	December 31,
	December 31, 2004	December 31, 2003	December 12, 2003	2002
Revenues
Waste disposal and related services	$284,446	$15,398	$269,493	$260,119
Waste disposal and related services - affiliate	—	—	—	12,190
Energy	134,754	8,194	160,821	160,284
Other	16,981	1,255	14,147	5,949

Total net revenues	436,181	24,847	444,461	438,542

Expenses
Operating	189,411	8,417	181,615	169,866
Depreciation and amortization	67,996	3,391	55,838	67,249
General and administrative	40,591	2,184	42,118	43,642
Loss on asset retirements	2,107	—	2,207	1,886

Operating income	136,076	10,855	162,683	155,899

Interest income	3,521	275	2,956	3,740

Interest expense	(47,251)	(2,954)	(59,189)	(60,893)

Loss on early extinguishment of debt	—	—	(3,191)	—

Equipment leasing entities	—	—	—	15,500
Other income (expenses), net	425	—	264	(757)

Income before minority interest and provision for income taxes	92,771	8,176	103,523	113,489
Minority interests in net income of subsidiaries	—	—	—	(4,885)

Income before provision for income taxes	92,771	8,176	103,523	108,604

Provision for income taxes	(741)	(94)	(452)	—

Net income	92,030	8,082	103,071	108,604

Other comprehensive income	(517)	517	—	—

Comprehensive income	$91,513	$8,599	$103,071	$108,604

The accompanying notes are an integral part of these consolidated financial statements.

4

Ref-Fuel Holdings LLC and Subsidiaries

Consolidated Statements of Members’ Equity (In Thousands)

			MSW Energy
		MSW Energy	Holdings II/America	Accumulated
	Duke	Holdings	Ref-Fuel Holdings	Comprehensive
	Interests	Interests	Corp. Interests	Income	Total

Balance, January 1, 2002	$68,079	$—	$68,079	$—	$136,158
Redemption of Class B minority interests	72,097			—	144,194
Net income	54,302	—	54,302	—	108,604
Distributions to members	(47,250)	—	(47,250)	—	(94,500)

Balance, December 31, 2002	147,228	—	147,228	—	294,456
MSW Energy I acquisition of Duke’s interest at cost	(144,933)	144,933	—	—	—

Net income for the period from January 1, 2003 through December 12, 2003	20,910	30,626	51,535	—	103,071
Distributions to members	(22,555)	(13,720)	(36,275)	—	(72,550)

Equity prior to MSW Transactions (Predecessor)	$650	$161,839	$162,488	$—	$324,977

Balance, December 12, 2003	$650	$367,340	$364,711	$—	$732,701

Comprehensive income for the period from December, 12, 2003 through December 31, 2003	16	4,025	4,041	517	8,599

Balance, December 31, 2003	666	371,365	368,752	517	741,300
Distributions to member	(218)	(54,282)	(54,500)		(109,000)
Comprehensive income	294	46,180	45,556	(517)	91,513
Finalization of purchase accounting	—	—	4,573	—	4,573

Balance, December 31, 2004	$742	$363,263	$364,381	$—	$728,386

The accompanying notes are an integral part of these consolidated financial statements.

5

Ref-Fuel Holdings LLC and Subsidiaries

Consolidated Statements of Cash Flows
(In Thousands)

		For the period
	For the	December 12, 2003	The period from	For the
	Year Ended	Through	January 1, 2003	Year Ended
	December 31,	December 31,	Through	December 31,
Cash flows from operating activities	2004	2003	December 12, 2003	2002

Net income	$92,030	$8,082	$103,071	$108,604
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	100,714	5,706	65,662	74,695
Revenue contract levelization	22,789	995	14,947	14,359
Interest on loss contracts	—	—	1,863	2,051
Equity in earnings of unconsolidated affiliates
Equipment leasing entities	—	—	—	(15,500)
Minority interest in net income of subsidiaries, net of distributions	—	—	—	4,885
Loss on asset retirements	2,107	—	2,207	1,886
Loss on early extinguishment of debt	—	—	3,191	—
Changes in assets and liabilities
Accounts receivable, net	1,962	2,890	(6,337)	(9,245)
Accounts receivable, affiliates	—	—	—	8,808
Prepaid expenses and other current assets	(1,165)	3,255	(2,731)	(7,933)
Other long-term assets	(2,187)	562	(2,971)	3,567
Accounts payable and other current liabilities	1,611	1,886	(21,202)	19,314
Accrued interest payable	(924)	(7,775)	6,762	6,138
Other long-term liabilities	2,609	(731)	6,572	(12,978)

Net cash provided by operating activities	219,546	14,870	171,034	198,651

Cash flows from investing activities
Change in restricted cash and investments, net	(2,617)	32,981	(38,505)	(37,145)
Additions of property, plant and equipment	(37,475)	—	(33,780)	(35,727)
Acquisition of intangible assets	—	—	—	(548)
Proceeds from redemption	—	—	—	2,592
Proceeds from sale of assets	455	3,333	1,731	1,292

Net cash provided by (used in) investing activities	(39,637)	36,314	(70,554)	(69,536)

Cash flows from financing activities
Borrowings of long-term debt	—	—	325,318	40,000
Repayments of long-term debt	(81,370)	(16,124)	(356,813)	(56,032)
Payment of financing costs	—	—	(5,157)	(153)
Distributions paid to members	(109,000)	—	(72,550)	(94,500)

Net cash (used in) provided by financing activities	(190,370)	(16,124)	(109,202)	(110,685)

Net (decrease) increase in cash and cash equivalents	(10,461)	35,060	(8,722)	18,430
Cash and cash equivalents, beginning of year	96,511	61,451	70,173	51,743

Cash and cash equivalents, end of year	$86,050	$96,511	$61,451	$70,173

The accompanying notes are an integral part of these consolidated financial statements.

6

Ref-Fuel Holdings LLC and Subsidiaries

Notes to Consolidated Financial Statements

1. Organization and Basis of Presentation

Ref-Fuel Holdings LLC (Ref-Fuel Holdings or the Company), is a Delaware limited liability company formed in 1997. Ref-Fuel Holdings was formed with the purpose of obtaining 50 percent ownership of the following partnerships: (a) American Ref-Fuel Company (Ref-Fuel Management), which owned 98 percent of TransRiver Marketing Company, L.P. (TransRiver); (b) American Ref-Fuel Company of Hempstead (Hempstead); (c) American Ref-Fuel Company of Essex County (Essex); (d) American Ref-Fuel Company of Southeastern Connecticut (Seconn); (e) American Ref-Fuel Company of Niagara, L.P. (Niagara); (f) American Ref-Fuel Company of Semass, L.P. (Ref-Fuel Semass); (g) American Ref-Fuel Operations of Semass, L.P. (Semass Operator); and (h) American Ref-Fuel Company of the Capital District, L.P. These companies, along with American Ref-Fuel Company of Delaware Valley, L.P. (Delaware Valley), are collectively referred to as the “American Ref-Fuel Partnerships”. The American Ref-Fuel Partnerships, except for Delaware Valley, were a series of general and limited partnerships 50 percent owned by the Company and 50 percent indirectly owned by wholly-owned subsidiaries of Allied Waste Industries, Inc. (Allied), who also owned the remaining 2 percent of TransRiver and 100 percent of Delaware Valley.

The American Ref-Fuel Partnerships were organized to (a) develop, own and operate waste-to-energy (WTE) facilities that combust municipal solid waste and produce energy in the form of steam and electricity; and (b) procure waste for such facilities.

Prior to June 30, 2003, Ref-Fuel Holdings was indirectly owned 50 percent by American Ref-Fuel Holdings Corp., formerly known as United American Energy Holdings Corp. (Holdings Corp.) and 50 percent by Duke Energy Corporation (Duke). Effective June 30, 2003, Duke sold membership interests representing 49.8% of Ref-Fuel Holdings to MSW Energy Holdings LLC (MSW Energy Holdings), which is jointly owned by entities managed by AIG Global Asset Management Holdings Corp. (AIGGIC), a subsidiary of American International Group, Inc. (AIG), and affiliates of Credit Suisse First Boston Private Equity, Inc. (CSFB Private Equity), the global private equity arm of Credit Suisse First Boston.

On December 12, 2003, MSW Merger LLC, an affiliate of CSFB Private Equity, merged with and into Holdings Corp, a Delaware corporation, which continued as the surviving corporation in the merger. As a result of this merger, the Holdings Corp. ownership in Ref-Fuel Holdings was transferred to MSW Energy Holdings II LLC (MSW Energy Holdings II).

Upon consummation of the change in ownership and taking into account the June 30, 2003 acquisition by MSW Energy Holdings of Duke’s membership interest in Ref-Fuel Holdings (the MSW Transactions), affiliates of CSFB Private Equity and entities managed by AIGGIC (collectively, the Control Group) own, directly and indirectly, 99.8% of the membership interests in Ref-Fuel Holdings (and will exercise voting rights with respect to Duke’s remaining 0.2% interest). As a result, and in accordance with Emerging Issues Task Force (EITF) Topic D-97, “Push-Down Accounting,” the Company’s financial statements will reflect the effects of its change in ownership and the new owners’ basis in the net assets and liabilities acquired. As a result, the statement of operations and the statement of cash flows for the period from January 1, 2003 through December 12, 2003 and the year ended December 31, 2002 (the Predecessor), reflect the results prior to the change in basis resulting from the application of push-down accounting. The statement of operations and the statement of cash flows for the period after December 12, 2003 reflect the results subsequent to the push-down adjustments. Prior to the MSW Transactions, profits and losses of the Company were allocated among its members based on ownership percentages. Subsequent to the MSW Transactions, profits and losses are allocated based upon the members’ ownership percentages adjusted for the amortization of the respective members’ incremental basis in the assets and liabilities. All significant intercompany accounts and transactions have been eliminated in consolidation.

Prior to April 30, 2001, Hempstead, Essex, Niagara and Seconn (collectively, the HENS) were a series of partnerships that were equally owned by Allied and Ref-Fuel. On April 30, 2001 the partnership interests in the HENS were recapitalized (the Recapitalization). The terms of the Recapitalization provided that indirect subsidiaries of American Ref-Fuel Company LLC (ARC LLC), a wholly-owned subsidiary of Ref-Fuel, became the managing general partners of the HENS. The interest held by Ref-Fuel in the HENS converted to a Class A interest, and the interest held by Allied converted to a Class B interest. In conjunction with the Recapitalization, the HENS

7

Ref-Fuel Holdings LLC and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

contributed $163.5 million to obtain 99 percent noncontrolling interests in equipment leasing entities controlled by Allied. ARC LLC also agreed to substitute as guarantor for certain guarantees previously furnished by Duke and Allied.

The Class A and Class B partners were both general partners in the HENS; however, the Class B partners had limited involvement in the HENS’ management and had limited participation in partnership distributions, except as expressly agreed. Among other limitations, the Class A partners were restricted from the following actions without the written consent of the Class B partners: voluntary dissolution of the HENS, sale or abandonment of a substantial portion of the HENS’ assets, disposition of any of the HENS’ interests in the equipment leasing entities, and certain other activities.

From April 30, 2001 through April 30, 2002, the profits and losses of the HENS were allocated as follows: (a) depreciation expense allocated to the HENS from the equipment leasing entities was allocated to the Class A partner only; (b) net income and loss before depreciation of the equipment leasing entities allocated to the HENS was allocated between the Class A and Class B partners based on certain defined earnings tranches; and (c) all other net income or loss of the HENS was allocated between the Class A and Class B partners based on certain defined earnings tranches which differed from the tranches used to allocate the earnings of the equipment leasing entities. Both Allied and Ref-Fuel Holdings had separate, nonconcurrent rights to cause the HENS to redeem Allied’s Class B interests in the HENS for the HENS’ interest in the equipment leasing entities (the Redemption, together with the Recapitalization, is known as the Allied Transactions).

The Redemption was completed on April 30, 2002. The Redemption of the HENS resulted in the following: (a) gross income for the period from January 1, 2002, through the Redemption date, was reallocated first to the Class A partners in an amount equal to the difference between the Class A partners’ share of economic depreciation and prior special allocations of depreciation expense to the Class A partners with all remaining profits and losses allocated consistent with profit and loss allocations described above; (b) the HENS’ interests in the equipment leasing entities were distributed to Allied in redemption of Allied’s Class B interests in the HENS; and (c) the $2.6 million difference between the fair value of Allied’s interest in the HENS and the fair value received by Allied in redemption of those interests was paid by Allied to the HENS.

The Redemption of Allied’s Class B interest in the HENS resulted in the application of purchase accounting to the HENS in accordance with Statement of Financial Accounting Standards (SFAS) No. 141, “Business Combinations”, and adjusted the assets and liabilities of the HENS to fair value.

In conjunction with the Recapitalization, all of the American Ref Fuel Partnerships are indirect wholly-owned subsidiaries or controlled subsidiaries of the Company. The consolidated financial statements include the accounts of Ref-Fuel, its controlled subsidiaries and certain investments.

2. Summary of Significant Accounting Policies

Reclassifications

Certain reclassifications have been made to the prior years to conform to the current year’s presentation.

8

Ref-Fuel Holdings LLC and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management of the Company to make estimates and assumptions that affect the (a) reported amounts of assets and liabilities at the date of the financial statements, (b) disclosures of contingent assets and liabilities at the date of the financial statements, and (c) the reported amounts of revenues and expenses recognized during the reporting period. Significant management estimates include the estimated lives of long-lived assets, allowances for doubtful accounts receivable, estimated useful lives and fair value adjustments of net tangible and intangible assets, liabilities for self-insurance and certain landfill liabilities. Such estimates may be revised as necessary when additional information becomes available. Actual results could differ from those estimates.

Cash and Cash Equivalents

Cash and cash equivalents include all cash balances and all unrestricted short-term investments with original maturities of three months or less.

Restricted Cash and Investments

The Company is required to maintain cash and investment balances that are restricted by provisions of its debt or lease agreements. These amounts are held by financial institutions in order to comply with contractual provisions requiring such reserves.

Restricted cash and investments are invested in accounts earning market rates; therefore, the carrying value approximates fair value. Restricted cash and investments are excluded from cash and cash equivalents in the accompanying financial statements, and changes in these assets are characterized as investing activities in the consolidated statements of cash flows. Restricted cash and investments include certain investments stated at amortized cost, which approximates market, including debt securities that are classified as ‘‘held-to-maturity’’ as the Company has the intent and ability to hold the securities to maturity. The Company accounts for marketable securities in accordance with SFAS Statement No. 115, “Accounting for Certain Investments in Debt and Equity Securities”. Under the provisions of this statement, investments that are classified as available-for-sale are marked to market with unrealized gains and losses reported as a component of other comprehensive income. These investments were sold during 2004.

Fair Value of Financial Instruments

Unless disclosed otherwise, all other financial instruments of the Company are stated at cost, which management believes approximates fair market value.

Property, Plant and Equipment

Property, plant and equipment are stated at cost. The Company provides for depreciation of its depreciable assets using the straight-line method over the estimated useful lives.

Routine repairs and maintenance are charged against current operations. Expenditures that materially increase value, change capacities or extend useful lives are capitalized.

When property and equipment are retired, sold, or otherwise disposed of, the cost net of accumulated depreciation are removed from the accounts and any resulting gain or loss is included in operating income for the period.

The Company maintains a supply of various spare parts integral to its operations. Certain spare parts that are not expected to be used within the upcoming year have been classified as long-term spare parts inventory within property, plant and equipment.

9

Ref-Fuel Holdings LLC and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

Landfill costs, including original acquisition cost and incurred construction costs, are amortized over the estimated capacity of the landfill based on a per-unit basis as landfill airspace is consumed. Landfill retirement costs arising from post-closure obligations, are capitalized as part of the landfill asset, will are being amortized consistent with the landfill’s current estimated life. Landfill retirement costs arising from final capping obligations are being amortized on a units-of-consumption basis over the estimated number of tons of waste that each final capping event covers.

In accordance with SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets”, management periodically reviews long-lived assets and intangibles whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If factors indicate that an asset should be evaluated for possible impairment, management compares estimated undiscounted future operating cash flows associated with the asset to its carrying amount. If the carrying amount of the asset is greater than undiscounted future operating cash flows, an impairment loss is calculated and recognized. The effect of any impairment would be to expense the difference between the fair value of such asset and its carrying value.

Goodwill

Goodwill represents the total consideration paid in excess of the fair value of the net tangible and identifiable intangible assets acquired and liabilities assumed. Prior to the MSW Transactions, goodwill related to Ref-Fuel Management and TransRiver in excess of the fair value of the net tangible and identifiable intangible assets acquired. Subsequent to the MSW Transactions, goodwill relates to the excess of the fair value of the net tangible and identifiable intangible assets acquired by MSW Energy Holdings.

In July 2001, the Financial Accounting Standards Board (FASB) issued SFAS 141 Business Combinations (SFAS 141) and SFAS No. 142, “Goodwill and Other Intangible Assets” (SFAS 142), effective for fiscal years beginning after December 15, 2001. The provisions of SFAS 141 provide specific criteria for the initial recognition and measurement of intangible assets apart from goodwill. The provisions of SFAS 142 (i) prohibit the amortization of goodwill and indefinite-lived intangible assets; (ii) require that goodwill and indefinite-lived intangible assets be tested annually for impairment (and in interim periods if certain events occur which would impact the carrying value of such assets); and (iii) require that the Company’s operations be formally identified into reporting units for the purpose of assessing potential future impairments of goodwill. Effective January 1, 2002, upon adoption of SFAS 142, the Company stopped recording goodwill amortization and performed its assessment of its reporting units and its initial assessment of impairment, which was estimated using discounted cash flows. Additionally, the Company performed its required annual fair value testing of its recorded goodwill for its reporting units using the discounted cash flows approach. As of December 31, 2004 and 2003, the Company’s estimate of the fair value of its reporting units indicated no impairment of goodwill in its annual assessment.

Intangible Assets

Energy contract intangibles represent the amount by which the contract rates in long-term energy sales contracts held by certain subsidiaries of the Company exceeded fair value on the dates that these subsidiaries were acquired. These contracts relate intangibles are being amortized into income as a reduction of energy revenues on a straight-line basis over the remaining terms of the applicable contracts, which range from five to fifteen years.

Waste contract intangibles represents the amount by which the contract rates in long-term waste sales contracts held by Hempstead exceeded fair value on the dates that the partnership was acquired. These contract-related intangibles are being amortized into income as a reduction of waste revenues on a straight-line basis through 2009, the term of the applicable contracts.

The Company has intangible assets relating to Nitrous Oxide (NOx) emission allowances. These assets have indefinite lives and, as such, are not amortized. Consistent with all the Company’s intangible assets, these are reviewed under the provisions of SFAS 142 for potential impairment on an annual basis. Based on the review, the indefinite-lived assets at December 31, 2004 are not impaired.

10

Ref-Fuel Holdings LLC and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

Deferred financing costs represent certain capitalizable costs incurred by the Company to finance its long-term debt obligations. These costs are amortized to interest expense over the life of the related debt. No value was assigned to these costs in the purchase accounting resulting from the MSW Transactions.

Equity in Unconsolidated Affiliates

On April 30, 2001, the HENS contributed an aggregate of $163.5 million in cash to obtain 99 percent noncontrolling interests in four equipment leasing entities. Allied owned the remaining one percent controlling interest in the entities and managed their operations. These entities were formed to purchase equipment to be leased to Allied under operating lease agreements. Since the HENS owned a noncontrolling interest in these equipment leasing entities, the Company accounted for these investments using the equity method of accounting. On April 30, 2002, the HENS interests in the equipment leasing entities were distributed to Allied in redemption of Allied’s Class B interests in the HENS.

Other Liabilities

Other current and other long-term liabilities primarily consist of (a) fair value adjustments related to certain operating leases and long-term waste contracts acquired by the Company; (b) deferred revenue; (c) accruals for certain long-term incentive plans; and (d) energy contract levelization (see Notes 10 and 14).

The fair value adjustment related to the operating lease represents the amount by which future rent payments on the Delaware Valley facility lease exceed the fair market value of that facility as of the acquisition dates. This amount is being amortized as a decrease in facility rent expense on a straight-line basis through 2016, the end of the associated lease.

The fair value adjustment related to long-term waste contracts represents the amount by which the fair value of the long-term waste sales contracts held by Ref-Fuel Semass and Essex exceeded estimated contract rates at their respective acquisition dates. These costs are being amortized as an increase to waste disposal revenues using the straight-line method over the term of the applicable contracts.

Landfill closure and postclosure costs are also included in other long-term liabilities. The Company accrues landfill closure and postclosure costs as the remaining permitted space of the landfill is consumed over the expected life cycle of the landfill.

The Company is accounting for the long-term power contracts at the Ref-Fuel Semass in accordance with EITF Issues 91-6 “Revenue Recognition of Long-Term Power Sales” Contracts and 96-17 “Revenue Recognition under Long-Term Power Sales Contracts That Contain both Fixed and Variable Pricing Terms”, which require the Company to recognize power revenues under these contracts as the lesser of (a) amounts billable under the respective contracts; or (b) an amount determinable by the kilowatt hours made available during the period multiplied by the estimated average revenue per kilowatt hour over the term of the contract. The determination of the lesser amount is to be made annually based on the cumulative amounts that would have been recognized had each method been applied consistently from the beginning of the contract. The difference between the amount billed and the amount recognized is included in other long-term liabilities.

Revenue Recognition

The Company recognizes revenue from two major sources: waste disposal services and energy production. Revenue from waste disposal services is recognized as waste is received, and revenue from energy production is recognized as the energy is delivered.

Concentration of Credit Risk

11

Ref-Fuel Holdings LLC and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

The Company invests excess cash and funds held in trust in bank deposit accounts, government securities, commercial paper, certificates of deposit and money market investments with a limited number of financial institutions.

The Company has exposure to credit risk in accounts receivable as the Company disposes of waste and sells power to a limited number of customers. The Company maintains adequate reserves for potential credit losses. Furthermore, these and other customers are primarily located in the northeastern region of the United States of America.

Unamortized Debt Premium

Unamortized debt premium represents the increase in the fair value of the Company’s debt recorded as a result of the MSW Transactions (defined below). These costs are amortized to interest expense over the life of the related debt using the effective interest method.

Stock-Based Compensation

The Company has adopted the disclosure-only provisions of SFAS No. 123, “Accounting for Stock-Based Compensation”, (SFAS 123) as amended by SFAS No. 148, “Accounting for Stock-Based Compensation – Transition and Disclosure – an Amendment of FAS No. 123”, concerning certain transition and disclosure provisions, but applies the intrinsic value recognition provisions of Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations in accounting for stock-based compensation plans of the Company.

Income Taxes

The Company’s subsidiaries primarily consist of limited liability companies and partnerships. Accordingly, income taxes are not levied at the Company level, but rather on the individual members. Certain wholly-owned nonoperating subsidiaries of the Company are taxable corporations. For the year ended December 31, 2004, the period from December 12 to December 31, 2003, the period from January 1, 2003 through December 12, 2003 and the year ended December 31, 2002 income tax expense amounted to approximately $0.7 million, $0.1 million, $0.5 million, and $0.7 million, respectively. Long-term deferred taxes of approximately $2.8 million and $1.7 million as of December 31, 2004 and December 31, 2003, respectively, are included in Other long-term liabilities.

3. Business Combinations

The Allied Transactions

In 1997 and 1998, the Company purchased a 50 percent interest in all of the American Ref-Fuel Partnerships, except for TransRiver, in which the Company purchased a 49 percent interest, and Delaware Valley, for which no interest was purchased. These acquisitions were accounted for using the purchase method of accounting.

On April 30, 2001, the Company completed its acquisition of Allied’s interests in Ref-Fuel Management, TransRiver, Ref-Fuel Semass, Semass Operator, and Delaware Valley, as well as Allied’s interests in notes due from the HENS. The Company also acquired two other businesses during the year for approximately $5.8 million. The acquisitions were accounted for in accordance with the provisions of SFAS No. 141. Accordingly, the consolidated statement of operations includes the results of these entities beginning on each of their respective dates of acquisition. The assets acquired and liabilities assumed were recorded at estimated fair values as determined by Company management, after obtaining independent appraisals of the fair values of material acquired property, plant and equipment and identified intangible assets and debt.

12

Ref-Fuel Holdings LLC and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

A summary of the assets acquired and liabilities assumed in the 2001 acquisitions follows (in thousands):

	Useful Life	Amount
Fair value of assets acquired
Current assets		$51,111
Property, plant and equipment	2-50 years	168,704
Energy contracts	8-20 years	161,456
Other long-term assets		23,579
Notes due from the HENS		80,124

			$484,974
Fair value of liabilities assumed
Current liabilities		(40,024)
Long-term debt obligations		(156,227)
Waste contracts	6-19 years	(71,075)
Operating lease acquired	15 years	(79,184)
Other long-term liabilities		(9,546)

			(356,056)

Net assets acquired, net of cash acquired			128,918
Transaction costs paid in prior year			(3,300)
Goodwill			18,331

Cash paid, net of cash acquired			$143,949

Also on April 30, 2001, the Recapitalization of the HENS occurred. The Recapitalization of Allied’s 50 percent interest, combined with the 50 percent interest previously held, resulted in the Company having control of the HENS. The consolidated results for the period from April 30, 2001 through April 30, 2002 included the Company’s basis in the 50 percent of the HENS purchased in 1997 and 1998, and the HENS’ historical basis for the remaining 50 percent.

Since both Allied and the Company had separate, nonconcurrent rights to cause the Redemption, the fair value of the Class B interests was estimated based on the value that the HENS contributed to the equipment leasing entities at the Recapitalization date. The difference in the final recorded value of Allied’s member’s equity in the HENS prior to the Recapitalization and the fair value of the Class B interests at the Recapitalization date was $144.2 million, which reduced the Company’s members’ equity as of the Recapitalization.

In January 2002, Allied provided notice of its intent to exercise its rights to cause the Redemption. On April 30, 2002, the HENS distributed their interests in the equipment leasing entities to Allied in redemption of Allied’s Class B interest in the HENS. The $2.6 million difference between the fair value of Allied’s interest in the HENS and the fair value of the interests in the equipment leasing entities received by Allied in redemption of those interests was paid by Allied to the HENS. The effective purchase price paid in connection with the redemption of the Class B interests was determined as $193.1 million, which was the value of the equipment leasing entities held by the HENS less the amounts received from Allied as of the date of the Redemption.

In recording the Redemption, the Company released the previously recorded $144.2 million reduction to member’s equity and applied purchase accounting to the HENS in accordance with SFAS No. 141. The assets acquired and liabilities assumed were recorded at estimated fair values as determined by Company management, after obtaining independent appraisals of the fair values of acquired tangible property, plant and equipment and identified intangible assets and debt. The change in basis was allocated as follows (in thousands):

13

Ref-Fuel Holdings LLC and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

	Useful Life	Amount
Current assets		$(714)
Property, plant and equipment	2-50 years	31,336
Energy contracts	8-20 years	85,793
Waste contracts assets	8 years	9,717
Other intangibles	5-30 years	(3,957)
Write-off deferred income		42,199
Long-term debt		(20,413)

Total		$143,961

The MSW Transactions

As described in Note 1, the MSW Transactions consisted of MSW Energy Holdings’ purchase of Duke’s 49.8% indirect ownership of the Company and MSW Energy Holdings II’s purchase of Holdings Corp.’s 50% indirect ownership of the Company, resulting in a change of control for the Company as of December 12, 2003. As a result, the Company’s assets were valued by an independent appraisers in order to assist management in the determination of the purchase price allocations relating to the fair market value of assets and liabilities acquired.

In recording the MSW Transactions in accordance with EITF Topic D-97, “Push-Down Accounting”, the Company recorded incremental fair value of $407.7 million as an addition to members’ equity and applied the respective fair value of the acquisitions in accordance with SFAS No. 141. The assets acquired and liabilities assumed were recorded at estimated fair values as determined by Company management, using a preliminary valuation prepared by the independent appraisers.

On June 30, 2003, MSW Energy Holdings acquired its interest in the Company for $363.5 million, allocated as follows (in thousands):

	Useful Life	Amount
Fair value of assets acquired
Current assets		$110,930
Property, plant and equipment	2-50 years	623,054
Intangible assets	4-20 years	314,228
Other long-term assets		43,252

			$1,091,464
Fair value of liabilities assumed
Current liabilities		(77,944)
Long-term debt obligations		(556,083)
Other long-term liabilities		(96,130)

			(730,157)

Net assets acquired			361,307
Goodwill			2,175

Acquisition cost			$363,482

14

Ref-Fuel Holdings LLC and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

On December 12, 2003, MSW Energy Holdings II acquired Holdings Corp.’s indirect 50% ownership of Ref-Fuel Holdings for $364.7 million, allocated as follows (in thousands):

	Useful Life	Amount
Fair value of assets acquired
Current assets		$114,035
Property, plant and equipment	2-50 years	613,195
Intangible assets	4-20 years	294,517
Other long-term assets		48,417

			$1,070,164
Fair value of liabilities assumed
Current liabilities		(72,327)
Long-term debt obligations		(536,833)
Other long-term liabilities		(96,293)

			(705,453)

Acquisition cost			$364,711

The incremental purchase price pushed down was approximately $218.5 million and $202.2 million, for MSW Energy Holdings and MSW Energy Holdings II, respectively, as follows (in thousands):

	MSW Energy		Adjusted
	Holdings		MSW Energy	MSW Energy	Total
Allocation of excess purchase price	Initial Purchase	Amortization	Holdings	Holdings II	Adjustments
Property, plant and equipment, net	$76,363	$(1,968)	$74,395	$74,395	$148,790
Intangible assets, net	154,068	(14,231)	139,837	140,433	280,270
Goodwill	(12,050)	—	(12,050)	(14,225)	(26,275)
Other long-term assets	(2,892)	—	(2,892)	(2,891)	(5,783)
Long-term debt	(22,405)	2,063	(20,342)	(20,341)	(40,683)
Other long-term liabilities	25,465	1,088	26,553	24,852	51,405

Member’s equity	$218,549	$(13,048)	$205,501	$202,223	$407,724

Reconciliation of excess purchase price:
Investments in Ref-Fuel	$363,482			$364,711
Historical net cost of assets acquired	144,933			162,488

Excess purchase price	$218,549			$202,223

Pro Forma Information (Unaudited)

The accompanying unaudited pro forma consolidated statement of operations for the year ended December 31, 2003 gives effect to the ownership change as if it occurred on January 1, 2003.

The pro forma financial information is presented for informational purposes only and is not necessarily indicative of the actual results of operations that would have been achieved had the MSW Transactions acquisitions taken place at the beginning of the year (in thousands):

15

Ref-Fuel Holdings LLC and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

	The period from	The period from
	December 12, 2003	January 1, 2003		Pro Forma
	through	Through	Pro Forma	Year Ended
	December 31, 2003	December 12, 2003	Adjustments	December 31, 2003
Revenues
Waste disposal and related services	$15,398	$269,493	$(760)	$284,131
Energy	8,194	160,821	(29,191)	139,824
Other	1,255	14,147	(880)	14,522

Total net revenues	24,847	444,461	(30,831)	438,477

Expenses
Operating	8,417	181,615	1,368	191,400
Depreciation and amortization	3,391	55,838	(8,767)	67,996
General and administrative	2,184	42,118	—	44,302
Loss on asset retirements	—	2,207	—	2,207

Operating income	10,855	162,683	(40,966)	132,572
Interest income	275	2,956	—	3,231
Interest expense	(2,954)	(59,189)	11,620	(50,523)
Loss on early extinguishment of debt	—	(3,191)	—	(3,191)
Other income, net	—	265	—	265

Net income before provision for income taxes	8,176	103,523	(29,346)	82,353
Provision for income taxes	(94)	(452)	—	(546)

Net income	$8,082	$103,071	$(29,346)	$81,807

4. Property, Plant and Equipment

Property, plant and equipment consists of the following (in thousands):

	Useful Life	December 31,
		2004	2003
Plant and equipment	2-50 years	$1,168,962	$1,145,961
Land		3,813	3,885
Leasehold improvements	Up to 17 years	43,171	40,412
Landfill	13 years	17,768	15,470
Spare parts		12,282	12,253
Construction in progress		6,244	6,359

Total property, plant and equipment		1,252,240	1,224,340
Accumulated depreciation		(65,062)	(3,391)

Property, plant and equipment, net		$1,187,178	$1,220,949

5. Intangible Assets

Intangible assets consist of the following (in thousands):

	Useful Life	December 31,
		2004	2003
Energy contracts	6-18 years	$525,125	$522,430
Waste contracts	6 years	23,600	23,600
Emissions credits	Indefinite	43,377	37,827
Other intangibles	Indefinite	3,579	3,579

		595,681	587,436
Accumulated amortization		(67,195)	(3,161)

Intangible assets, net		$528,486	$584,275

16

Ref-Fuel Holdings LLC and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

The following table details the amount of actual / estimated amortization expense associated with intangible assets included or expected to be included in the Company’s statement of operations for each of the periods indicated (in thousands):

	Energy contracts	Waste contracts	Totals
The year ended December 31, 2004	$59,770	$4,229	$63,999
The period from January 1, 2003 through December 12, 2003	27,293	1,207	28,500

The period from December 12, 2003 through December 31, 2003	2,944	217	3,161

(Estimated)
2005	$58,306	$4,256	$62,562
2006	58,306	4,256	62,562
2007	58,305	4,256	62,561
2008	58,206	4,256	62,462
2009	36,907	2,130	39,037
Thereafter	192,381	—	192,381

Total	$462,411	$19,154	$481,565

6. Goodwill

Goodwill consists of the following (in thousands):

	December 31,
	2004	2003
Beginning balance	$2,175	$—
Goodwill MSW Energy Holdings	—	2,175

Ending balance	$2,175	$2,175

7. Investments in Unconsolidated Affiliates and Equity in Earnings of Unconsolidated Affiliates

Equipment Leasing Entities

Between April 30, 2001 and April 30, 2002, the HENS owned 99 percent noncontrolling interests in equipment leasing entities and accounted for them using the equity method. Summarized combined financial information are as follows (in thousands):

17

Ref-Fuel Holdings LLC and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

H,E,N and S Leasing Companies, LLC
Combined Balance Sheets
April 30,
2002
Current assets	$53,212
Noncurrent assets	404,028

$457,240

Current liabilities	$52,176
Noncurrent liabilities	207,408
Members’ equity	197,656

$457,240

Combined Statements of Operations
For the period
January 1, 2002
to April 30,
2002
Net revenue	$30,291
General and administrative expenses	238
Depreciation and amortization expense	10,597

Operating income	19,456

Interest income	245
Interest expense	(4,044)

Net income	$15,657

The Company’s equity in earnings of equipment leasing entities	$15,500

8. Accounts Payable and Other Current Liabilities

Accounts payable and other current liabilities consists of the following (in thousands):

	December 31,
	2004	2003
	$24,986	$23,530
Accounts payable	3,569	3,628
Incentive plan accruals	8,254	7,924
Compensation liabilities	4,355	4,528

Other	$41,164	$39,610

18

Ref-Fuel Holdings LLC and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

9. Financing Arrangements

Long-term debt obligations of the Company consist of the following (in thousands):

	Interest Rate		December 31,
	(average rate)	Final Maturity	2004	2003
ARC LLC-supported debt
Senior Notes	6.26%	2015	$240,000	$259,000
Niagara Series 2001A	5.45%-5.625%	2015	165,010	165,010
Seconn Corporate Credit Bonds	5.50%-6.45%	2022	43,500	43,500
Hempstead Corporate Credit Bonds	5.00%	2010	42,670	42,670

ARC LLC-supported debt			491,180	510,180

Other debt
Hempstead project debt	4.625%-5.00%	2009	114,543	133,278
Essex project debt	5.248%-7.375%	2020	96,496	108,662
Seconn project debt	5.125%-5.50%	2015	50,602	53,499
Semass Series 2001A	5.50%-5.625%	2016	134,345	134,345
Semass Series 2001B	5.00%-5.50%	2010	104,385	118,010
Semass Series 2001C	2.90%-4.00%	2004	—	13,935

			500,371	561,729

Other obligations			273	378

Total debt at par value			991,824	1,072,287

Unamortized debt premium, net			54,189	70,400
Current portion			(87,184)	(81,907)

Total long-term debt obligations			$958,829	$1,060,780

On May 9, 2003, ARC LLC completed the sale of $275 million aggregate principal amount of 6.26 percent Senior Notes due 2015. The proceeds of the financing were used to repay $242.6 million under the outstanding Credit Facility, fund debt service reserve accounts and for general corporate purposes. As part of this refinancing, ARC LLC entered into a three year amended and restated revolving credit facility (the Amended Credit Facility) for up to $75 million, including $45 million of which could be used for letters of credit. Under the terms of the Amended Credit Facility, the Company is subject to certain financial covenants, as defined, with respect to leverage and adjusted cash flow coverage ratios. As of December 31, 2004 and 2003, there were no borrowings and $10.2 million and $7.0 million of letters of credit outstanding under the Amended Credit Facility, respectively. Pursuant to the terms of certain guarantee agreements as of December 31, 2004 and 2003, the Company was contingently obligated to issue $29 million in letters of credit in the event that the ratings of ARC LLC’s senior debt are reduced to below investment grade. The Amended Credit Facility allows for two one-year extensions at ARC LLC’s request. As a result of the refinancing, the Company expensed approximately $3.3 million of deferred financing costs associated with the retired debt in 2003.

19

Ref-Fuel Holdings LLC and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

ARC LLC-supported debt includes obligations of subsidiary companies for which the Company has issued a guarantee. Other debt obligations mainly consist of indebtedness supported by the facility to which the indebtedness belongs and certain contingent credit support obligations of the Company.

Certain of the debt agreements held by ARC LLC and/or its subsidiaries contain restrictions on distributions and new borrowings and require certain defined leverage ratios and adjusted cash flow coverage ratios. Substantially all of the assets and revenues of the facilities owned or controlled and operated by subsidiaries of ARC LLC are pledged to trustees under the terms of the debt agreements. In addition, the terms of the documents governing these obligations limit the business activities and the circumstances and timing of making partnership distributions.

The aggregate amounts of long-term debt mature as follows (in thousands):

2005	$87,184
2006	79,331
2007	90,466
2008	98,472
2009	78,463
Thereafter	557,908

$991,824

The fair market value of the Company’s indebtedness as of December 31, 2004 and 2003, approximated $1.1 billion. The Company determined fair values based on quoted market values.

10. Other Long-Term Liabilities

Other long-term liabilities consist of the long-term portion of the following (in thousands):

	Amortization	December 31,
	Period (years)	2004	2003
Long-term waste contracts acquired	9-17	$116,634	$131,676
Operating lease acquired	14	42,094	42,094
Deferred revenue	8-20	5,113	3,130
Long-term incentive plan accruals		3,333	2,894
Energy contract levelization	12	24,123	995
Landfill liabilities	13	10,699	10,017
Other		2,821	1,664

		$204,817	$192,470

See Note 15 for amortization of certain other long-term liabilities.

20

Ref-Fuel Holdings LLC and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

11. Operational and Other Agreements

Hempstead, Essex, Seconn, Semass and Delaware Valley operate under various long-term service agreements, the terms of which extend from 2009 through 2020. These service agreements require the projects to provide disposal services for waste delivered by counterparties to these agreements at prices determined by various formulas contained in such agreements. Duke and Allied Waste Industries Inc. (Allied) are each obligated to fund one-half of the cash shortfalls of Essex arising out of operating cost needs subject to a cumulative combined total of $50 million unless funds are required to satisfy certain environmental claims. In the event of such environmental claims, the cumulative total is increased to the lesser of (a) $100 million or (b) $50 million plus cumulative Essex distributions. In circumstances of default, Duke and Allied would be responsible to fund up to amounts not expended for funding prior cash shortfalls. On April 30, 2001, Essex and ARC LLC entered into agreements with Duke and Allied requiring Essex and ARC LLC to reimburse, indemnify and defend Duke and Allied from any liability in respect to these obligations.

With respect to the Delaware Valley facility, ARC LLC has guaranteed amounts payable by Delaware Valley pursuant to certain agreements. ARC LLC has indemnified the Delaware County Solid Waste Authority for amounts arising out of, or relating to any failure of Delaware Valley under its service agreement. In conjunction with the acquisition of the facility, the Company also provides an indemnity to the sellers of the facility from all environmental damages as a result of remedial action and releases or threatened releases of hazardous substances at the facility.

Credit Support

In order to provide the ARC LLC with an additional source of funds to meet calls on its project support obligations, MSW Energy Holdings and Holdings Corp. (collectively referred to as the Members) have each entered into the Equity Contribution Agreement pursuant to which each of the Members has agreed to provide up to $50 million in equity capital to ARC LLC. Each Members’ obligation to make equity contributions under the Equity Contribution Agreement is conditioned upon the other making an equal contribution and is limited to each making no more than $50 million of aggregate equity contributions. If either of the Members is not rated at least BBB by S&P, such Member is required to provide a letter of credit from a commercial bank that is rated at least A- by S&P to secure its obligations under the Equity Contribution Agreement.

Significant Customers

All of the Company’s WTE facilities have contracted to sell power under long-term power contracts with utility companies, the terms of which expire from 2009 to 2021. These contracts require the facilities to deliver, and the utility companies to purchase, substantially all of the power generated by the facilities at rates defined in the contracts. Total revenues recognized under these energy contracts approximated $133.2 million, $7.2 million, $143.5 million and $144.1 million for the year ended December 31, 2004, the period from December 12 through December 31, 2003, the period from January 1 to December 12, 2003 and the year ended December 31, 2002, respectively, representing approximately 30.5 percent, 29.0 percent, 32.3 percent and 32.9 percent, respectively, of total net revenues.

21

Ref-Fuel Holdings LLC and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

12. Commitments and Contingencies

Environmental and Regulatory Risk

The Company operates in an environmentally sensitive industry and is subject to extensive federal, state and local laws and regulations adopted for the protection of the environment. The laws and regulations primarily applicable to the Company are those related to discharge of emissions into the air and management of solid waste but can also include those related to water use, discharges to water, wetlands preservation and hazardous waste management. Certain of these laws have extensive and complex requirements relating to obtaining construction and operating permits, monitoring, record keeping and reporting. While management believes that it is in substantial compliance with permits and other applicable environmental laws relating to the Company, its facilities, from time to time, may not be in full compliance with all such laws.

Noncompliance with environmental laws and regulations can result in the imposition of civil or criminal fines or penalties. In some instances, environmental laws also may impose clean-up or other remedial obligations in the event of a release of pollutants or contaminants into the environment. The Company incurs operating costs and capital expenditures related to various environmental protection and monitoring programs. Such expenditures have not had a material adverse effect on the Company’s consolidated financial position or results of operations. However, federal, state and local regulatory authorities may consider proposals to restrict or tax certain emissions, which proposals, if adopted, could impose additional costs on the operation of the Company.

Landfill Agreements

Ref-Fuel Semass has a waste management agreement (the WMA) dated May 25, 1982, as amended, with the Carver, Marion, Wareham Regional Refuse Disposal District (CMW). The WMA allows Ref-Fuel Semass to utilize a portion of a landfill (the CMW Landfill), which CMW leases from Wankinco River, Inc. (Wankinco).

Beginning in May 1997, Wankinco provided several notices purportedly terminating the lease on the CMW Landfill based upon an allegation that the lease term automatically expired due to alleged failures to strictly comply with the terms of the lease. In June 1997, Ref-Fuel Semass and CMW filed suit against Wankinco and A. D. Makepeace Company, Inc., Wankinco’s parent company, seeking a declaratory judgment that Ref-Fuel Semass and CMW may continue to operate the CMW Landfill. Trial of the matter before the court was completed in 2001 and a decision was received by the Company in December 2002, which decided virtually all issues in favor of Ref-Fuel Semass. Ref- Fuel Semass avoided both forfeiture of possession and any liability for damages due to landfill operations. Wankinco appealed in January 2003, and on August 19, 2004, the Appellate Court upheld the Trial Courts decision in respect of all decisions related to the alleged lease violations. One ruling unrelated to lease forfeiture or damages for unlawful possession was remanded because the Judge’s ruling that Ref-Fuel Semass had not engaged in “an unfair and deceptive act or practice” applied the law conjunctively rather than disjunctively (as required by the law). The Appellate Court affirmed the Judge’s ruling that there was no unfairness, but remanded the question of deception for further findings since the Appellate Court, due to the use of the conjunctive rather than disjunctive, was unable to infer that the Judge did not find a compensable deceptive act. Management believes that the Judge’s ruling on remand will clarify this issue in favor of the Company. In addition, Wankinco appealed the Appellate Court’s decision on the lease issues to the Supreme Judicial Court of Massachusetts and, on September 30, 2004, the Supreme Judicial Court denied Wankinco’s Application for Further Appellate Review. Accordingly, except for the remand discussed above, the favorable decisions received by Ref-Fuel Semass have become final and nonappealable. Apart from this decision, Ref-Fuel Semass and Wankinco continue litigating several other actions involving regulatory issues at the landfill.

In March 1990, Ref-Fuel Semass, CMW and Wankinco entered into an agreement related to the CMW Landfill, as amended (the Settlement Agreement), which requires, among other things, Ref-Fuel Semass to make annual deposits into an environmental protection trust fund (the Fund) in lieu of obtaining environmental impairment liability insurance for the CMW Landfill. Ref-Fuel Semass is required under the Settlement Agreement to deposit $500,000 annually into the Fund, payable in equal quarterly installments. Certain additional deposits are required subject to

22

Ref-Fuel Holdings LLC and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

the availability of cash in accordance with the Loan Agreement. Ref-Fuel Semass’ obligation to make deposits into the Fund ceases when the Fund reaches a balance of $20.0 million, unless the fund limit is increased by agreement of the parties, or absent such agreement, arbitration, wherein it is determined the fund limit needs to be increased to adequately protect against environmental damage. Management believes that the $20.0 million fund limit is adequate for this purpose. Proceeds from the Fund are to be used primarily for remediation of the CMW Landfill in the event of any environmental damages. Ref-Fuel Semass and Wankinco are each entitled to receive one-half of the balance of the Fund upon final closure of the CMW Landfill and receipt of required governmental approvals. During the year ended December 31, 2004, Ref-Fuel Semass made the required quarterly deposits into the Fund and charged operations for one-half of the deposits into the Fund, representing one-half of the balance of the Fund which will be disbursed to Wankinco upon final closure of the CMW Landfill. Additional charges to operations may be required in future years if any disbursements are required from the Fund to remediate any environmental damages. To date, management is not aware of any such environmental damages. As of December 31, 2004 and 2003, the balance in the Fund is approximately $14.0 million and $13.5, respectively, and is included in restricted cash and long-term investments. A corresponding liability of approximately $7.0 million and $6.5 million, representing approximately one-half of the deposits and related earnings in the Fund, is included in other long-term liabilities as of December 31, 2004 and 2003, respectively.

Future Mercury Regulation at the Essex Facility. On December 6, 2004 the New Jersey Department of Environmental Protection (NJDEP) promulgated regulations applicable to the Essex facility that will make mercury emission requirements more stringent. Specifically, the new regulations increase the required removal efficiency to 85% removal on January 3, 2006 and 95% removal on January 3, 2012 versus the current 80% removal, while retaining the alternative limit of 28 micrograms per cubic meter. As a result of the new regulations, there is an increased risk that emission exceedances will occur and therefore an increased probability that additional controls will ultimately be required to prevent such exceedances. ARC believes that the new requirements may at a minimum result in increased operating costs due to increased use of activated carbon in the current control equipment. It is also possible that the regulations will require the installation of additional pollution control equipment such as compact hybrid particulate collector units, a device similar to a baghouse. Management estimates that the cost of the installation of such additional pollution control equipment, if required, would be approximately $38 million. The Essex service agreement provides a mechanism for a pass-through to the Port Authority of New York and New Jersey of the majority of any additional capital and operating costs that may be required. We cannot currently determine the likelihood of additional and operating capital costs being incurred in connection with these changes in regulation, or the total of any such costs.

Lower Passaic River Study. In August 2004, USEPA notified American Ref-Fuel Company of Essex County (Essex) that it was potentially liable under CERCLA Section 107(a) for response actions in the Lower Passaic River Study Area (LPRSA), a 17 mile stretch of river in northern New Jersey. Essex is one of at least 52 Potentially Responsible Parties (PRPs) named thus far. USEPA alleges that hazardous substances found in the LPRSA were being released from the Essex site, which abuts the river. USEPA’s notice letter states that Essex may be liable for costs related to a proposed $10 million study of the Lower Passaic River and for unspecified natural resource damages. Considering the history of industrial and other discharges into the LPRSA from other sources, including named PRPs, Essex believes that its contribution will be determined to be de minimus; however, it is not possible at this time to predict that outcome with certainty or to estimate Ref-Fuel Holdings’ liability for the study or any eventual natural resource damage.

Future Minimum Payments Under Operating Leases

Delaware Valley leases the Delaware Valley Project pursuant to an operating lease that expires in July 2019. The Company also leases office space for its Montvale, New Jersey headquarters pursuant to operating leases expiring in August 2007.

As of December 31, 2004, total minimum net rental payments on these leases are as follows (in thousands):

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Ref-Fuel Holdings LLC and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

2005	$14,566
2006	13,923
2007	14,049
2008	12,711
2009	28,809
Thereafter	70,502
$154,560

The Company is contingently liable for the payment of stipulated losses, a portion of which is included in the minimum net rental payments for Delaware Valley reflected in the table above. This stipulated loss value as of December 31, 2004 is approximately $170.1 million. Total net rental expense was $7.9 million, $0.3 million, $6.7 million and $6.5 million for the year ended December 31, 2004, the period from December 12, 2003 through December 31, 2003, the period from January 1, 2003 through December 12, 2003 and the year ended December 31, 2002, respectively.

Capital Expenditures

As of December 31, 2004, the Company has commitments for capital expenditures of approximately $10.8 million, all of which are expected to be incurred in 2005.

Other Matters

The Company is involved in various claims or litigation in the ordinary course of business. Management believes that the ultimate resolution of these matters, either individually or in the aggregate, will not have a material adverse impact on the future results of operations, cash flows or financial position of the Company.

The Company is required to provide financial assurance to government agencies under applicable environmental and procurement regulations relating to the landfill operations and waste disposal contract. Performance bonds to secure the obligations, of which $23.0 million in surety bonds was outstanding as of December 31, 2004, satisfy these financial requirements.

13. Related Party Transactions

Included in the consolidated statement of operations for the year ended December 31, 2002 are revenues of approximately $12.2 million generated from the waste disposal services provided to Allied and expenses of $1.0 million, for the hauling of ash and disposal of bypass waste by Allied for the four months ended April 30, 2002.
All of the revenues from the equipment leasing entities explained in Note 1 are derived from operating leases between those entities and Allied; as such, the equity in earnings of equipment leasing entities of $15.5 million is from Allied for the year ended December 31, 2002. As of the Redemption, Allied is no longer an affiliated entity.

In the ordinary course of business, the Company and its subsidiaries hold insurance policies with AIG, for which the AIG insurance company subsidiaries receive customary annual premiums. As of June 30, 2003, AIG and its subsidiaries are related parties of the Company. Fees paid for such services were $2.8 million, $0.0 million and $3.3 million for the year ended December 31, 2004 and the period from December 12, 2003 through December 31, 2003 and the period from January 1, 2003 through December 12, 2003 respectively.

14. Employee Compensation and Benefit Plans

Retirement Savings Plan

ARC LLC is the sponsor of the American Ref-Fuel Company Retirement Savings Plan (the Savings Plan), which covers substantially all employees of the Company. The Savings Plan, adopted July 1, 1988, as amended,

24

Ref-Fuel Holdings LLC and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

incorporates a defined contribution account for each employee with deferred savings features permitted under Internal Revenue Code Section 401(k). Employees may make voluntary contributions to one or more of various investment funds through payroll deductions. The Company’s matching contribution is defined as 50 percent of the first five percent of covered compensation contributed by the employee. In addition, the Company makes a basic contribution on an employee’s behalf in an amount equal to three percent of an employee’s regular earnings which are less than the Social Security Wage Base. Company contributions are directed to the investment funds in the same proportion as the employees have directed their voluntary contributions. Amounts contributed to the Savings Plan were approximately $2.8 million, $0.2 million, $2.7 million, and $3.0 million for the year ended December 31, 2004, the period from December 12, 2003 through December 31, 2003, the period from January 1, 2003 through December 12, 2003, and the year ended December 31, 2002, respectively.

Long-Term Incentive Plans

The Company has granted certain appreciation rights and/or performance awards to its officers and certain key employees that were issued under two separate long-term incentive plans; the Long-Term Incentive Plan (dated as of January 2001) and the Management Incentive Plan (dated as of January 2004). The incentive plans are administered by the compensation committee of the Board of Directors. Awards under long-term incentive plans are based on the achievement of certain management objectives during each plan year. Awards under the long-term incentive plans mature in equal amounts of 25 percent in the years following the award. The Long-Term Compensation Plan (the LTC Plan), effective as of January 1, 2001, replaced the Long-Term Compensation Plan (the LTI Plan). Awards under the LTC Plan are based on the achievement of certain management objectives during each plan year. Awards under the LTC Plan mature in equal amounts of 25 percent in the years following the award.

The Company recognized compensation expense of approximately $3.7 million, $0.3 million, $4.9 million, and $4.1 million during the year ended December 31, 2004, the period from December 12, 2003 through December 31, 2003, the period from January 1, 2003 through December 12, 2003, and the year ended December 31, 2002, respectively. The Company’s obligation under these plans is approximately $6.0 million and $4.6 million at December 31, 2004 and 2003, respectively, of which approximately $2.7 million and $2.4 million is included in other long-term liabilities with the remainder in current liabilities, respectively. The Company paid out approximately $3.4 million, $0.0 million, $25.2 million and $0.9 million under these plans for the year ended December 31, 2004, the period from December 12, 2003 through December 31, 2003, the period from January 1, 2003 through December 12, 2003 and the year ended December 31, 2002, respectively.

Employment Agreements

Ref-Fuel Holdings has employment agreements with its seven officers. The agreements, which expire on December 31, 2006, provide for annual base salaries, subject to annual review by the Board of Directors of Ref-Fuel Holdings. Each officer is also eligible to participate in cash-based short-term and long-term bonus and incentive compensation arrangements, retirement plans and other arrangements that are generally provided to senior officers. If an officer’s employment is terminated by Ref-Fuel Holdings “without cause” or by the officer for “good reason” (each defined in the agreement), such officer is entitled to an amount equal to the sum of two times the annual base salary, two times the average annual bonus for the three preceding years and prorated target cash bonus for the calendar year which includes the date of termination.

Stock Option Plan

On August 11, 2004, the Board of Directors of Holdings Corp., managing member of the Company, adopted the 2004 Stock Option Plan (the SOP), effective January 1, 2004, as further modified on September 16, 2004. The SOP was designed to link the interests of officers of Holdings Corp. and other senior management of Ref-Fuel Holdings to the interests of Holdings Corp. shareholders through the granting of options to purchase stock of Holdings Corp. Holdings Corp. is a privately held company. During 2004 Holdings Corp. granted 13,199 options to the executive officers of Ref-Fuel Holdings under the SOP. Options awarded under the SOP vest over a period of four years and

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Ref-Fuel Holdings LLC and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

expire ten years from the date of grant, unless a triggering event (as defined in the agreement) has not occurred during the option period.

On January 31, 2005, in conjunction with the Sale, as discussed in Note 16, the Board of Directors and optionees under the SOP adopted an Option Modification Agreement (OMA). Under the terms of the OMA, at the completion of the Sale, the SOP plan will be canceled in exchange for a cash payment. The cash payment is calculated as the value of all outstanding options granted or ungranted but authorized under the terms of the SOP, together with certain amounts due and anticipated under other long term compensation plans.

A summary of the Company’s stock options for the year ended December 31, 2004, is as follows:

		Weighted average exercise
	Shares	price
Options outstanding:

Beginning of year	—	$—
Granted	13,199	1,189.51
Exercised	—	—
Forfeited or terminated	—	—
Purchased by MSW Merger		—

End of year	13,199	$1,189.51

Options exercisable at year end	—	—

Weighted average fair value of options granted during the year		$132.30

The fair value of each stock option granted during the year ended December 31, 2004 is an estimate on the date of grant that is calculated using the minimum value option pricing model with the following assumptions:

Year Ended
December
31, 2004
Expected life (years)	3
Expected dividend	—
Risk free interest rate	3.9%

The Company applies the recognition provisions of Accounting Principles Board Opinion No. 25 and related interpretations in accounting for its stock-based compensation plans. No compensation cost has been recognized for the stock option plan. Set forth as follows are the Company’s net income presented both as reported and pro forma, as if compensation cost had been determined consistent with the provisions of SFAS No. 123 for the year ended December 31, 2004 (in thousands):

Year Ended December 31, 2004
Net income, as reported	$92,030
Add: stock-based compensation expense included in reported net income, net of taxes	—
Less: stock-based compensation expense included using fair value method, net of taxes	(1,746)

Pro forma net earnings	$90,284

The effects of applying SFAS No. 123 in this pro forma disclosure are not necessarily indicative of future amounts.

26

Ref-Fuel Holdings LLC and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

15. Supplemental Disclosure of Cash Flow Information

Depreciation and amortization expense included in the Statements of Cash Flows consists of the following (in thousands):

			Consolidated
			The period	The period
			from	from
		For the	December 12	January 1	For the
		Year Ended	through	through	Year Ended
		December 31,	December 31,	December 12,	December 31,
Asset / liability	Statement of operations	2004	2003	2003	2002
Property, plant and equipment	Depreciation and amortization (1)	$67,996	$3,391	$55,838	$67,249
Energy contracts	Energy revenues	59,770	3,286	27,293	25,984
Long-term waste contracts	Waste disposal and related services	(7,171)	(477)	(7,454)	(8,453)
Lease	Operating expenses (rent expense)	(3,641)	—	(5,009)	(5,279)
Debt	Interest expense	(16,211)	(494)	(4,097)	(4,608)
Deferred revenue	Waste disposal and related
	services revenues and Energy
	Revenues
	and energy revenues	(29)	—	(909)	(198)

Total		$100,714	$5,706	$65,662	$74,695

Supplemental cash flow information
Cash paid for interest		$64,372	$11,094	$54,594	$57,306

Noncash investing and financing activities
Push-down basis of accounting - MSW Energy Holdings		$—	$205,501	—	$—
Push-down basis of accounting - MSW Energy Holdings II		—	202,223	—	—
Unrealized gain on investments		—	517	—	—
Redemption of Class B minority interest in the HENS		—	—	—	144,194
Finanalization of purchase accounting		4,573	—	—	—

16. Subsequent Event

DLJ Merchant Banking Partners and AIG Highstar Capital, L.P. announced on February 1, 2005 that they have signed a definitive agreement to sell Holdings Corp. to Danielson Holding Corporation (Danielson). Holdings Corp. is the parent of MSW Energy Holdings LLC and MSW Energy Holdings II LLC. Danielson will pay $740 million in cash for the equity of ARC Holdings and will assume the consolidated net debt of ARC Holdings. Subject to receipt of regulatory approvals and required financing, the transaction is expected to close in the second quarter of 2005.

In connection with the Sale, costs relating to transaction expenses, severance, employment contracts, the OMA, Long-Term Incentive Plans, housing subsidies, lease termination and other related items are estimated to be between $50 million and $70 million.

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